UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 S. El Camino Real #206 San Clemente, CA 92672
(Address of principal executive offices)

(833) 464-3726
(Company’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Securities registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

Item 1. Business.

Corporate Overview

The Company’s principal executive office is located at 300 S. El Camino Real #206 San Clemente, CA 92672.  The Company’s telephone number is 833-GoHerbo (833 464-3726). The Company’s website is www.useherbo.com.

The Company intends to continue developing and operating as a technology solutions provider servicing businesses that have complex financial accounting, inventory management, and sales tracking in both regulated and non-regulated verticals. We have developed and launched our cloud-based ERP platform (“Herbo”) and financial services platform (“HerboPay”) to support the unique end-to-end business requirements of regulated, cash-intensive industries that include, but are not limited to: cannabis, gaming, firearms and ammunition; and non-regulated, but highly complex industries such as oil and gas. We continue to identify and prioritize multi-billion vertical industries that are fractionalized and have an operational need to leverage technology solutions such as Herbo to bring visibility, traceability and viability to their business operations.

We will continue to enhance our enterprise initiatives focused on developing technologies that build upon our existing, proprietary financial accounting platform, coupled with data analytics, to help businesses to be more effective in their abilities to connect, market, and transact to businesses and sell directly to consumers.

Eco Science Solutions, Inc. is currently pursuing business opportunities in farming, extraction, manufacturing and distribution in both the cannabis and CBD hemp industries.  We seek to provide a 360-degree ecosystem that connects B2B (business-to-business), B2C (business-to-consumer) and B2G (business-to-government) segments together through technology offerings that include:  business location directory, localized digital communications between consumers and business operators, social networking, e-commerce connected inventory management / selection, payment facilitation and cash management.  This unique end-to-end offering enables traditional B2B manufacturers with opportunities to directly engage and sell to consumers seamlessly and efficiently.

* Eco Science Solutions, Inc. is not in the business of growing, manufacturing, or distributing cannabis.

The Company’s common stock symbol “ESSI” was revoked on October 6, 2022, due to delinquent SEC filings. The Company intends to file a Form 15c2-11 in order to have its stock trading on the OTC site as soon as practicable; the Company will request the symbol ESSI.

We currently have very limited revenue and are actively seeking users of our software; Mr. Rountree is pursuing opportunities with state legislature in states where cannabis is legal. Additionally, Mr. Rountree is actively searching out businesses that would benefit from using the Herbo ERP and HerboPay financial software.

Corporate History

Formation and Business Development

The Company was incorporated in the state of Nevada on December 8, 2009, under the name Pristine Solutions, Inc.

During the fiscal years ended January 31, 2012, through 2015 the Company acquired various projects and corporate entities across various industry sectors in an effort to commence revenue generating operations. As a result of the transition in business focus, management teams and controlling shareholders over these fiscal periods, the Company changed its name from Pristine Solutions Inc. to Eaton Scientific Systems Inc. effective November 27, 2012, and subsequently to Eco Science Solutions, Inc. during February 2014, in order to better reflect its evolving business operations. The Company effected a 1000-to-1 reverse stock split in February 2014.

On December 15, 2015, Mr. Jeffery Taylor and Mr. Don Taylor became the controlling shareholders of the Company. Presently Jeffery and Don Taylor control approximately 16% of the issued and outstanding shares.

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer and President of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. Upon this change in control, the direction of business turned to a focus on eco-friendly products and related businesses. Between 2015 and 2017 the Company worked to develop certain apps known as Herbo and Fitrix for introduction to the marketplace.

On December 8, 2020, Jeffery Taylor resigned his position as Chairman of the Board, Don Taylor resigned his positions as CFO, Member of the Board of Directors, and Treasurer, and Michael Rountree was appointed interim CFO and Treasurer. The resignations were pursuant to the Order and Judgment in the settlement of the aforementioned lawsuit.

On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective January 31, 2021, and Michael Rountree accepted the appointment of Chief Executive Officer of the Company, effective January 31, 2021. Michael Rountree will hold the positions of Chief Executive Officer and Chief Financial Officer. Mr. Jeffery Taylor will remain active in the Company.

2

The Fitrix app targeted the B2C segment and was intended to keep track of users day-to-day fitness routines, dietary habits and alternative medicine intake. During fiscal 2020, the Company determined to cease support of the Fitrix app and fold in certain functionality contained into its Herbo app and suite of enterprise software.

The Herbo app was developed to help users find dispensary locations, view available product inventory, provide access to delivery services, as well as connect with alternative doctors to provide evaluations. Additionally, the product was architected to provide e-commerce, point of sale and supporting operational enterprise software as a service to business customers.

During fiscal 2018 ESSI acquired 100% of the shares of capital stock of Ga-Du Corporation (GD or Ga-Du), at which time Ga-Du became a wholly owned subsidiary of the Company. Concurrent with the transaction, on June 21, 2017, Mr. John Lewis and Mr. S. Randall Oveson joined the Board of directors of ESSI.

On March 1, 2019, the Company and Haiku Holdings, LLC (“Haiku”), a limited liability company owned by The Rountree Trust, of which Michael Rountree, the Company’s COO at the time of the agreement, is the Trustee, entered into a Trademark Licensing Agreement.  Under the terms of the agreement, the Licensed Marks, including and incorporating Herbo, may be used by Haiku to facilitate the Company’s business including lead generation and referral services. Further, as a result of any revenue generating business generated by Haiku, the Company shall receive 90% of the net revenue. The license remains in effect for a period of ten (10) years from the effective date of the agreement and may be terminated on sixty (60) days written notice by the Company should there be a material breach which remains uncured, or at any time on ten (10) days written notice by Haiku without cause.

Effective July 1, 2019, the Company (“Reseller”) entered into a Software Reseller Agreement with respect to the Herbo suite of software offerings with Haiku (“Licensor”). Licensor is the owner of certain computer software-as-a-service offerings and related documentation that it provides to end users. Under the terms of the agreement, the Reseller desires (a) a non-exclusive license of the Software and (b) a non-exclusive, non-transferable, non-assignable and limited right and license to reproduce, market, and distribute such Software, and Licensor agrees to grant to Reseller such right and license.  Under the terms of the agreement for each respective End User License Agreement (EULA) entered into with an End User, Reseller shall pay Licensor the corresponding license fee for the software usage of 10% of gross receipts from End Users. Fees are due on or prior to the 15th day of each calendar month in respect of all gross receipts received from End Users during the previous calendar month.

On December 8, 2020, the Company cancelled One Million Five Hundred Thousand Dollars ($1,500,000) of debt owed to Phenix Ventures, an entity controlled by Gannon Giguiere, pursuant to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.)

Between December 8, 2020 and December 15, 2020, the following shareholders returned shares to the Company’s Transfer Agent for cancellation: (a) Gannon Giguiere – 1,500,000 shares; (b) Jeffery Taylor – 750,000 shares; (c) Don Taylor – 750,000 shares; (d) L John Lewis – 250,000 shares; and (e) S Randall Oveson – 250,000 shares.  The cancellation of the shares was pursuant to the Order and Judgment in the settlement of the aforementioned lawsuit.

3

Current Business, Strategy and Material Events

On September 21, 2020, the United States District Court for the District of Hawaii issued an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), preliminarily approving a proposed settlement (the “Settlement”) as set forth in a Stipulation of Settlement dated September 21, 2020 (the “Stipulation”), by and among (i) plaintiffs Mr. Ian Bell and Mr. Marc D' Annunzio, individually and derivatively on behalf of Eco Science Solutions Inc. (the “ESSI or the Company”); (ii) certain of the Company’s current and former officers, directors and consultants; and (iii) the Company. The Settlement is subject to further consideration at the settlement hearing described below.

Pursuant to the Court's Preliminary Approval Order, a hearing was held on November 17, 2020, at 10:30 a.m. before the Honorable Leslie Kobayashi, in the United States District Court for the District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850 (for the purpose of determining: (i) whether the terms of a proposed Settlement, in accordance with the Stipulation are fair, reasonable, and adequate, and in the best interests of ESSI and its shareholders; (ii) whether the Notice fully satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgment should be entered dismissing the Action with prejudice, and releasing the Released Persons from the Released Claims; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) any other matters that may come before the Court.

Further, on November 17, 2020 the United States District Court for the District of Hawaii issued an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), approving a settlement (the “Settlement” or “Stipulation”), the Order and Final Judgment was executed by the Honorable Leslie Kobayashi and filed with the Court on December 3, 2020. (See Item 3 – Legal Proceedings)

Terms of Settlement for an Order issued December 3, 2020, including, inter alia, the following:

(1)	The resignation of Jeffery Taylor as Chairman of the Board to the Company; and Don Taylor as Chief Financial Officer and a member of the Board of Directors;
(2)	Appointment of Carl Mudd or such individual with similar background and qualifications to serve as Ombudsman and as Chairman of the Board.
(3)

The following shareholders have been ordered to return a cumulative total of 3,500,000 shares of the Company’s common stock to treasury for cancellation, as set out herein: (a) Gannon Giguiere – 1,500,000 shares; (b) Jeffery Taylor – 750,000 shares; (c) Don Taylor – 750,000 shares; (d) L John Lewis – 250,000 shares; and (e) S Randall Oveson – 250,000 Shares

(4)	The Company shall issue 1,400,000 restricted common stock to the law firm of Robbins, LLP, as consideration for attorney fees;
(5)

The Company shall enter into a Promissory Note with the law firm of Robbins, LLC for in the amount of Three Hundred Fifty Thousand Dollars ($350,000) with respect to legal fees incurred, note bearing interest at a rate of six (6%) percent per annum calculated monthly with all interest and principal due and payable no later than three (3) years from the date of the final Settlement approval;

(6)	Debt in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) held by Phenix Ventures LLC, a company controlled by Gannon Giguiere, shall be immediately forgiven and canceled.

Pursuant to the Stipulation, at least 15% of revenue or financing raised shall be set aside toward achieving the objectives, implementation, and maintenance of the Governance Reforms.  To date, no revenues have been generated, nor have any funds been raised.

All of the above have been implemented, shares have been returned and cancelled, the promissory note has been entered into, both Jeffery and Don Taylor have resigned all positions held in the Company, Mr. Mudd is serving as Ombudsman and Chairman of the Board.  Setting aside 15% of our revenue and/or financing is incumbent on the Company raising financing and or generating revenue; to date, Mr. Rountree continues to meet with state legislative offices regarding the use of the software for cannabis companies and is spending his own personal money to fund the Company.  The putting aside of the 15% is at the discretion of Mr. Mudd, as are the remaining items of the Order and described in more detail in Item 3 – Legal Proceedings.

As a result of the aforementioned Settlement, on December 23, 2020, the Company approved the appointment of Mr. Carl Mudd to serve as Chairman of the Board and Ombudsman of the Company.  As consideration for his service, in addition to receiving two million five hundred thousand (2,500,000) restricted shares of the Company’s common stock, Mr. Mudd receives an advisory fee of Ten Thousand Dollars ($10,000) per month, commencing December 24, 2020. Half of the monthly advisory fee ($5,000) must be paid to Mr. Mudd, while the other half of the advisory fee may be accrued on a monthly basis until the Company has closed a bona fide third-party debt and/or equity financing of at least eight hundred thousand dollars ($800,000).

Among his key responsibilities as Chairman of the Board, Mr. Mudd will ensure compliance with corporate governance standards applicable to smaller reporting issuers, chair meetings of the Company’s Board, shareholders and executive sessions of the Board, coordinate the activities of the directors of the Board, serve as a formal liaison between the Company’s senior management and the directors of the Board, coordinate the activities of the Board’s operating committees and assist management in maintaining effective communication with the Company’s shareholders.

The term of this Agreement shall be four (4) years or as set forth in the Stipulation of Order. This Agreement may be terminated by either party upon thirty (30) days’ notice for material breach. In addition, this Agreement shall terminate in the event of the resignation of Advisor from the Board.   In the event that all of the items relative to the compliance in the Order are not satisfied, Mr. Mudd has the ability to extend his service with the Company, remaining as the Ombudsman and Chairman of the Board.  If the Company cannot raise financing or generate income, the Company will fail.

On January 28, 2021, the Company entered into an Asset Purchase Agreement with Haiku, wherein the Company purchased the enterprise software platform, coupling the Company’s consumer engagement applications and e-commerce platform to this proprietary enterprise accounting, inventory management, customer relationship management, and overall business operations (the “Software”).  The terms of the Asset Purchase Agreement required that ESSI deliver to the Seller and/or it’s assigns an aggregate of 1,500,000 shares of its restricted common stock (the “Shares”).  Further, ESSI will not assume and shall have no responsibility for any of the Seller’s obligations related to the Purchased Assets (including leases and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations, past, present, or arising in the future, shall remain with the Seller. A fully detailed description of the asset purchased and its applicability to the Cannabis category specifically, was filed as Schedule 1 to the Asset Purchase Agreement appended as an exhibit to the Company’s Form 8-K filed with the SEC on January 28, 2021.

On January 28, 2021, the Company entered into an Executive Employment Agreement (“Agreement”), effective January 31, 2021, as amended, with Michael Rountree, who was at the time the Company’s Chief Operating Officer. Under the Agreement, Michael will serve as the Chief Executive Officer, as well as the Chief Financial Officer. The term of the Agreement is for three years.  Mr. Rountree is currently accruing his annual base salary of $250,000 per year until a date that the Board of Directors deems the financial ability of the Company to satisfy this Agreement is achieved.  Additionally, Mr. Rountree has been issued 3,000,000 shares of Company common stock. The Employment Term and the Executive’s employment may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason. Upon termination of the Executive’s employment during the Employment Term, the Executive shall be entitled to the compensation and benefits set forth in the Employment Agreement and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

On January 28, 2021, the Company entered into an Indemnification Agreement with each of Michael Rountree, A. Carl Mudd and S. Randall Oveson where under the Company will indemnify each of the aforementioned parties in their respective positions as officers and/or directors, to the fullest extent permitted by applicable law, so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

4

On January 28, 2021, the Company entered into a Debt Settlement and Share Purchase Agreement with Rountree Consulting, Inc., a company owned by The Rountree Trust, wherein Rountree Consulting, Inc. agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $.50 per share (collectively, the “Shares”), in settlement of a portion, in the amount of $250,000 (the Settled Debt) of the total debt owed to Rountree Consulting, Inc. by the Company.

On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective January 31, 2021, and Michael Rountree accepted the appointment of Chief Executive Officer of the Company, effective January 31, 2021; Michael Rountree will hold the positions of Chief Executive Officer and Chief Financial Officer. Mr. Jeffery Taylor will remain active in the Company, and holds the title of President and Secretary.

On May 14, 2021, the Board of Directors approved agreements to indemnify each member of the Board to the fullest extent permitted by applicable law, so that each member will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

On January 17, 2023, Jeffery Taylor resigned from all of his positions he held with the Company, including, President, Director and Secretary.

On April 5, 2023, the Company and eXPO Financial Services LLC entered into a Software Acquisition Agreement (the “Software Agreement”) whereunder the Company has acquired from eXPO Financial Services all rights, title and interest to a computer program referred to as eXPO (electronic eXchange portal) for a total purchase price of $100,000 payable in instalments over an eight-month period commencing April 15, 2023.

Eco Science Solutions, Inc. is committed to becoming a technology solutions provider of cloud-based ERP and financial payments technologies servicing businesses that transact in a business-to-business (B2B) environment; a business-to-consumer environment (B2C); government regulated industries (B2G); or operate in a combination of B2B, B2C and/or B2G environments. The Company will continue to enhance our enterprise initiatives focused on developing technologies that build upon our existing, proprietary financial accounting platform and financial services platform, coupled with data analytics, to help businesses to be more effective in their abilities to connect, market, and transact to businesses and sell directly to consumers.

It's cloud-based ERP platform (“Herbo”) has proprietary financial accounting and inventory management capabilities, and when combined with its financial services platform (“HerboPay”), provides enhanced tracking and traceability to support the unique compliance requirements of regulated, cash-intensive industries such as cannabis and CBD.  Herbo has a comprehensive, end-to-end business commerce solution to service vertically integrated businesses, which the Company intends to promote its ERP and financial services platform to other regulated industries such as gaming, firearm and ammunition, and highly complex industries such as oil and gas.

* Eco Science Solutions, Inc. is not in the business of growing, manufacturing, or distributing cannabis.

Herbo

Herbo is a comprehensive, cloud-based Enterprise Resource Planning platform  that is customizable, delivering its ERP modules via a software as a service (SaaS) business model.

HerboPay is a financial services platform that enables businesses to provide a cashless transaction environment to their customer and vendors.  The platform is a secure portal for account access and features that incorporate current banking standards for operating and securing online data.  In terms of Financial Services, the platform uses a strict and proprietary Know-Your-Customer (KYC) process, that ensures compliance regardless of the underlying usage.  HerboPay can be used for membership capture, registrations of various kinds, for customer accounts retention and marketing, and/or for the creation and management of bank accounts.  In addition, the HerboPay platform has been enhanced for mobile devices.  The mobile payment platform accommodates the purchasing of products and services. HerboPay’s value proposition and features uniquely positions it to provide financial banking services to underserved businesses in regulated and non-regulated industries.

As the cannabis and CBD industries have been prioritized by the Company, Cultivators, Processors, Manufacturers, Labs, Distributors, Transporters, Dispensaries, Retailers and Regulators, and select professional service providers that work in regulated industries are all target users of Herbo and HerboPay.

5

We have developed a comprehensive, end-to-end ERP solution to service broad operational needs of business, With a single login, businesses can have access to all of our ERP modules, which include:

•	Tax and Financial Accounting

•	Inventory Management and Tracking

•	Bookkeeping & Banking

•	Compliance and Reporting

•	Payroll and Employee Time Tracking

•	Point of Sale

•	E-Commerce

•	Merchant Processing Integration

•	CRM and Customer Loyalty

Additionally, clients can support any business with Herbo regardless of business footprint or industry. Herbo can satisfy the operational needs of businesses across the spectrum of complexity:

•	Single unit operations

•	Integrated vertical operations

•	Multiple unit business, with locations dispersed across a broad geographic footprint

Our complete Herbo software product website is available at www.useherbo.com.

The Company expanded its revenue focus from a business-to-business opportunity to include being a regulatory offering.  As a regulatory offering, Herbo has the ability to deploy an end-to-end technology solution in highly regulated industries (e.g. cannabis and CBD hemp industries) that can be accessed and utilized by all industry parties involved in the industry (e.g. consumer/business/government regulators).

Herbo ERP and its associated cashless platform, HerboPay, enable a jurisdiction, domestic or international, with the ability to do more than just traditional tag tracking which is the predominant regulatory technology system currently utilized in the United States and abroad.

The failures of the Cannabis Industry are a result of many factors which result in tax evasion, money laundering, illegal products with toxic ingredients, robberies of cash, human trafficking, in addition to the Cartel’s emergence as a dominant player in the Black Market.  All these failures are the result of short falls of current regulatory systems employed by various jurisdictions.  All utilize decade old software to track RFID tags thru a chain of production to point of sale.  This leaves regulators blind from the actual financial activities of a Federally illegal activity.

In addition, there are over 100 software providers in the industry that sell “point solutions” servicing over 20 different business categories in cannabis businesses.  The Herbo ERP handles every category of technology needed in the cannabis industry thus enabling businesses to migrate off multiple systems to work under one integrated system with a single user login, thus providing for accurate output to allow for effective business decision making.  Furthermore, the entire Herbo ERP wraps into an enterprise-level accounting system with proprietary features that allow for the preparation of clean books and records and the ability to produce proper, compliant financial statements including Income Statements and Balance Sheets.

Accounting is often an overlooked need in the industry with most businesses simply running books and records by hand or in a disconnected accounting system.  The disconnects allow for material items to disappear; e.g. inventory, reported sales, cash, and taxes due.  Herbo provides for a much-needed integrated accounting system also allows for proper “Know Your Customer (KYC)” compliance on every transaction taking place at the business level to enable the proper function of a true cashless environment.

Another Federal obstacle to the cannabis industry is Federal Tax Law under Internal Code Section 280E which disallows deductions for any business that is operating with a Schedule 1 substance, such as cannabis.  The only deduction allowed is the cost of the product. The Herbo ERP comes with an imbedded, proprietary unitization system of accounting to ensure proper and compliant inventory capitalization of all items associated with the cannabis product so that all items are carried as inventory. These include the costs of clones, nutrients, water, electricity, labor, rents, insurance, supplies, equipment depreciation, etc.  These associated inventory items are unitized into the costs of each product when sold in order to properly allocate these costs into the costs of the product.  Disconnected financial accounting systems do not allow for proper inventory tracking on the balance sheet nor the income statement.

Herbo ERP extends its connectivity to the consumer segments via its e-commerce and payment modules where consumers and patients can transact in a safe and cashless environment. They also have real time access to the certificates of authenticity (COAs) of the associated products they buy in order to protect them from unknowingly buying black market product. All of the above are why the cannabis industry needs one solution serving every level of the industry. Herbo is that solution and is well poised to become an industry disrupter in the technology sector, which will inevitably increase shareholder value.

6

Government Regulations

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (CSA) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. Although they have not done so, the current administration could decide to strongly enforce the federal laws applicable to cannabis. See Justice Department Memo on Marijuana Enforcement discussed below.  Any such change in the federal government’s enforcement of current federal laws could impact our planned business operation. Because the business activities of businesses, engaged in the medicinal cannabis industry, that we may direct our customers is illegal under federal law, we may be deemed to be aiding and abetting illegal activities through the location services that we provide to our customers, relative to the cannabis industry.  As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business. Legislation is currently pending in the U.S. Congress which would reclassify cannabis from Schedule 1 to Schedule 3. If enacted into law, such change could provide a material benefit to businesses engaged in the cultivation and sale of cannabis, including eligibility for federal tax deductions, access to the banking system and generally de-criminalizing the use or sale of cannabis where it is legal under applicable state laws.

The current administration has indicated that it will closely scrutinize the cannabis industry, in particular, recreational marijuana. While we do not directly engage in the sale or cultivation of cannabis, changes in laws, rules and regulations could have a material adverse or positive effect on our business and financial condition.

Justice Department Memo on Marijuana Enforcement

Because of the inconsistencies in federal and state law, on January 4, 2018, the Department of Justice (DOJ) issued a memo on federal marijuana enforcement policy announcing what it deemed to be a return to the rule of law and the rescission of previous guidance documents which would include the so called Cole Memorandum. Since the passage of the Controlled Substances Act in 1970, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. In the memorandum, the Attorney General directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. The DOJ asserts this return to the rule of law is also a return of trust and local control to federal prosecutors who know where and how to deploy Justice Department resources most effectively to reduce violent crime, stem the tide of the drug crisis, and dismantle criminal gangs.

On April 13, 2018 it was announced that President Donald Trump had promised Senate Republican Cory Gardner that he will support congressional efforts to protect states that have legalized marijuana, defusing a months-long standoff between Sen. Cory Gardner and the administration over Justice Department nominees. Trump told Gardner that despite the DOJ memo of January 4, 2018, the marijuana industry in Colorado will not be targeted. A bill has not been finalized, but discussion has commenced to find legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize marijuana.(1)

(1) https://www.washingtonpost.com/politics/trump-gardner-strike-deal-on-legalized-marijuana-ending-standoff-over -justice-nominees/ 2018/04/13/2ac3b35a-3f3a-11e8-912d-16c9e9b37800_story.html

7

January 4, 2020 marked the two year anniversary of the “Sessions Memorandum” in which (then) Attorney General Jeff Sessions rescinded the Cole Memorandum and other Obama era DOJ guidance which essentially stated that DOJ would not prosecute state-compliant marijuana-related activity.  Many saw the statement as a declaration of a new “War on Drugs.” However, a review of DOJ cases brought over the last two years reveals that the Trump Justice Department has largely adhered to the Obama Administration’s enforcement priorities.

The Cole Memorandum

The Cole Memorandum stated that federal cannabis enforcement resources would be concentrated on cases involving:

•	Revenue from the sale of cannabis going to criminal enterprises, gangs, and cartels,

•	State authorized cannabis activity being used as a cover or pretext for the trafficking of other illegal drugs or Other illegal activity,

•	Violence and the use of firearms in the cultivation and distribution of cannabis,

•	Distribution of cannabis to minors,

•	Diversion of cannabis from states where it is legal under state law in some form to other states,

•	Drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use,

•	Growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands, and

•	Cannabis possession or use on federal property.

The Cole Memorandum also stated that:

In jurisdictions that have enacted laws legalizing marijuana in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities set forth above. The primary question in all cases – and in all jurisdictions-should be whether the conduct at issue implicates one or more of the enforcement priorities listed above.

In other words, so long as a marijuana business complied with state law, it would not be subject to federal prosecution unless it violated one of the Cole Memorandum priorities.  At his confirmation hearing in 2018, Attorney General Barr suggested that DOJ would not prosecute state compliant marijuana activity but has left the Sessions Memorandum in place as official DOJ policy.  Nevertheless, the Sessions Memorandum appears to have done little to change Obama Administration policy.

On January 21, 2021, Joseph R. Biden, Jr. was sworn in as President of the United States. President-elect Biden’s Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.

8

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole memorandum, enforcement priorities are determined by respective United States Attorneys.

On March 11, 2021, Merrick Garland was sworn in as the U.S. Attorney General. During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. In response to questions posed by Senator Cory Booker, Merrick Garland stated during February 2021 congressional testimony that he would reinstitute a version of the Cole Memo. He reiterated the statement that the Justice Department under his leadership would not pursue cases against Americans “complying with the laws in states that have legalized and are effectively regulating marijuana”, in written responses to the Senate Judiciary Committee provided around March 2021. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, will re-adopt the Cole Memo or announce a substantive marijuana enforcement policy. Justice Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise. It is unclear what impact, if any, the current administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will or will not change.

Because the Department of Justice memorandums serve as discretionary agency guidance and do not constitute a force of law, cannabis related businesses have worked to continually renew the Rohrabacher Blumenauer Appropriations Amendment (originally the Rohrabacher-Farr Amendment) that has been included in federal annual spending bills since 2014. This amendment restricts the Department of Justice from using federals funds to prevent states with medical cannabis regulations from implementing laws that authorize the use, distribution, possession or cultivation of medical cannabis against regulated medical marijuana actors operating in compliance with state and local law. The Rohrabacher-Farr Amendment was included in the Consolidated Appropriations Act of 2019, which was signed by President Trump on February 14, 2019 and funds the departments of the federal government through the fiscal year ending September 30, 2019. In signing the Act, President Trump issued a signing statement noting that the Act “provides that the DOJ may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical marijuana, the president did issue a similar signing statement in 2017 and no major federal enforcement actions followed. On September 27, 2019, the Rohrabacher-Farr Amendment was temporarily renewed through a stopgap spending bill and was similarly renewed again on November 21, 2019. The Fiscal Year 2020 omnibus spending bill was ultimately passed on December 20, 2019, making the Rohrabacher-Farr Amendment effective through September 30, 2020. In signing the spending bill, President Trump again released a statement similar to the ones he made May 2017 and February 2019 regarding the Rohrabacher-Farr Amendment. On March 15, 2021 the amendment was renewed through the signing of the Fiscal Year 2022 omnibus spending bill, effective through September 30, 2022. Notably, Rohrabacher-Farr has applied only to medical marijuana programs and has not provided the same protections to enforcement against adult-use activities. If the Rohrabacher-Farr Amendment is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

Since 2014, Congress has made immense strides in marijuana policy. The bipartisan Congressional Cannabis Caucus launched in 2017 and is headed by Representatives Dana Rohrabacher (CA-48), Earl Blumenauer (OR-03), Don Young (AK-At Large), and Jared Polis (CO-02). The group is “dedicated to developing policy reforms that bridge the gap between federal laws banning marijuana and the laws in an ever-growing number of states that have legalized it for medical or recreational purposes” Additionally, each year more Representatives and Senators sign on and cosponsor marijuana legalization bills including the CARERS Act, REFER Act and others. While there are different perspectives on the most effective route to end federal marijuana prohibition, Congressman Blumenauer and Senator Wyden introduced the three-bill package, Path to Marijuana Reform which would fix Section 280E of the Code, eliminate civil asset forfeiture and federal criminal penalties for businesses complying with state law, reduce barriers to banking, and would de-schedule, tax and regulate marijuana in 2017. Senator Booker has also introduced the Marijuana Justice Act, which would deschedule marijuana, and in 2018 Congresswoman Barbara Lee introduced the House companion.

9

Additionally, on June 7, 2018, the STATES Act was introduced in the Senate by Republican Senator Cory Gardner of Colorado and Democratic Senator Elizabeth Warren of Massachusetts. A companion bill was introduced in the House by Democratic representative Jared Polis of Colorado. The bill provides in relevant part that the provisions of the CSA, as applied to marijuana, “shall not apply to any person acting in compliance with state law relating to the manufacture, production, possession, distribution, dispensation, administration, or delivery of marihuana.” Even though marijuana will remain within Schedule I under the STATES Act, it makes the CSA unenforceable to the extent it is in conflict with state law. In essence, the bill extends the limitations afforded by the Rohrabacher-Blumenauer protection within the federal budget − which prevents the Department of Justice and the Drug Enforcement Agency from using funds to enforce federal law against state-legal medical cannabis commercial activity − to both medical and recreational cannabis activity in all states where it has been legalized. By allowing continued prohibition to be a choice by the individual states, the STATES Act does not fully legalize cannabis on a national level. In that respect, the bill emphasizes states’ rights under the Tenth Amendment, which provides that “the powers not delegated to the United States by the Constitution, nor prohibited by it to the States, are reserved to the States respectively, or to the people.”

During his confirmation hearing on February 22, 2021, U.S. Attorney General, The Honorable Merrick B. Garland, testified that the limited resources of the Department of Justice will not be expended to pursue those in compliance with state-regulated cannabis programs, although he did not commit to reinstituting the Cole Memorandum and there is no guarantee regarding the ultimate position of the Biden Administration DOJ.11 Separate and apart from these pronouncements, Congress has withheld funding to the DOJ (pursuant to the Rohrabacher-Blumenauer Amendment to federal spending bills) to prosecute state-compliant businesses in the medical marijuana space since 2014.

Notwithstanding the foregoing, there is no guarantee that the current presidential administration will treat the enforcement of marijuana regulations as low-priority enforcement of U.S. federal laws that conflict with state laws. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

The foregoing description of laws and regulations to which we are or may be subject is not exhaustive, and the regulatory framework governing our operations is subject to continuous change. The enactment of new laws and regulations or the interpretation of existing laws and regulations in an unfavorable way may affect the operation of our business, directly or indirectly, which could result in substantial regulatory compliance costs, civil or criminal penalties, including fines, adverse publicity, loss of participating dealers, lost revenue, increased expenses, and decreased profitability. Further, investigations by government agencies, including the FTC, into allegedly anticompetitive, unfair, deceptive or other business practices by us, could cause us to incur additional expenses and, if adversely concluded, could result in substantial civil or criminal penalties and significant legal liability.

DOJ Cases

We reviewed DOJ press releases on approximately 50 federal prosecutions involving marijuana during the period 2018-2020 and did not find one that involved purely state compliant activity. In fact, almost all involved Cole Memorandum priorities – most commonly, organized crime, the use of firearms, and trafficking of other illegal drugs. Those prosecutions which did not involve one of the Cole Memorandum priorities took place in states where recreational marijuana has not (or had not yet) been legalized, such as Texas, Oklahoma and Georgia.

This review also revealed another federal enforcement priority not identified in the Cole Memorandum – public corruption in the marijuana industry.  For example, one reported case involved a former Maryland state delegate who allegedly took bribes in exchange for voting in favor of a bill to increase the number of medical marijuana grower and processing licenses available to an out-of-state company. Another involved a police officer who used his official position to protect a marijuana trafficking business. One case involved a Border Patrol Agent who took bribes from a suspected drug trafficker in exchange for information about Customs Border Protection surveillance. Another involved the prosecution of the Mayor of Fall River, Massachusetts for extorting more than $250,000 in bribes from cannabis businesses in return for assistance with licenses.

10

In such official extortion cases, legitimate marijuana businesses, far from being prosecuted, are actually treated as victims. We did not identify any cases involving the prosecution of financial institutions for laundering marijuana proceeds. Nor did we identify any cases involving the prosecution of ancillary legitimate businesses that supported marijuana businesses by providing them with otherwise legitimate products or services.

Between 2020 and 2022, press releases published by the DOJ show that prosecutions regarding cannabis were relative to bribes being taken by city officials regarding opening of dispensaries of cannabis.

Finally, almost all of the DOJ press releases express appreciation to state and local law enforcement and many cited the Organized Crime Drug Enforcement Task Force (OCDETF) program, a federal multi-agency, multi-jurisdictional task force that supplies supplemental federal funding to federal and state agencies to help them disrupt and dismantle drug trafficking organizations. Such statements indicate the great extent to which federal narcotics enforcement is dependent on assistance from state and local law enforcement. As long as this remains the case, state compliant behavior is unlikely to be prosecuted, regardless of DOJ’s publicly stated policy.

Prosecutions for offenses involving marijuana continue to decline, reflecting discretionary decisions by DOJ amid the state-level legalization movement. While prior Obama-era guidance urging such discretion was rescinded under the Trump administration, the department has not signaled a renewed interest in going after individuals for simply possessing or using marijuana.1

A separate analysis from the federal U.S. Sentencing Commission (USCC) that was released in March also found that federal prosecutions over marijuana dropped again in 2021, with fewer than 1,000 people charged in cannabis trafficking cases. In 2020, USCC documented 1,118 cannabis cases. (1)

Data from the FBI that was released in late 2020 showed that, for the first time in four years, cannabis arrests declined nationally. (1)

While there might not be a single factor contributing to these trends, it seems likely to continue—both because more states are working to end prohibition and because the federal Justice Department is now being led by an attorney general who has repeatedly said that low-level marijuana enforcement is a waste of resources. At the same time, congressional lawmakers are also taking steps to legalize at the federal level. (1)

Industrial Hemp

Industrial hemp is now legal in the U.S., which advocates hope could eventually loosen laws around the popular marijuana extract CBD.

The 2018 farm bill which legalized hemp including a variety of cannabis that does not produce the psychoactive component of marijuana, paved the way to legitimacy for an agricultural sector that has been operating on the fringe of the law. Industrial hemp has made investors and executives swoon because of the potential multibillion-dollar market for cannabidiol, or CBD, a non-psychoactive compound that has started to turn up in beverages, health products and pet snacks, among other products.

Currently, it appears that CBD will remain largely off-limits for ingestible products. The Food and Drug Administration issued a statement saying that despite the new status of hemp, CBD is still considered a drug ingredient and remains illegal to add to food or health products without the agency’s approval, disappointing many hemp advocates, who said they will continue to work to convince the FDA to loosen its CBD rules. The FDA said some hemp ingredients, such as hulled hemp seeds, hemp seed protein and hemp seed oil, are safe in food and won’t require additional approvals.

The farm bill places industrial hemp, which is defined as a cannabis plant with under 0.3% of tetrahydrocannabinol, or THC, under the supervision of the Agriculture Department and removes CBD from the purview of the Controlled Substances Act, which covers marijuana. The law also “explicitly” preserved the Food and Drug Administration’s authority to regulate products containing cannabis, or cannabis-derived compounds.

_______________________

1 Federal Marijuana Arrests Continue To Drop Amid Legalization Movement, New Justice Department Report Shows; Kyle Jaeger. May 23, 2022

11

Anti-Money Laundering Laws and Access to Banking

Due to the CSA categorization of marijuana as a Schedule I drug, U.S. federal law makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from marijuana sales as deposits. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses under the United States Currency and Foreign Transactions Reporting Act of 1970 (the “Bank Secrecy Act”). Under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering or conspiracy.

While there has been no change in U.S. federal banking laws to account for the trend towards legalizing medical and recreational marijuana by U.S. states, FinCEN has issued guidance advising prosecutors of money laundering and other financial crimes not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses, so long as that business is legal in their state and none of the federal enforcement priorities are being violated (such as keeping marijuana away from children and out of the hands of organized crime). The FinCEN guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk.

Due to the fear by financial institutions of being implicated in or prosecuted for money laundering, cannabis businesses are often forced into becoming “cash-only” businesses. As banks and other financial institutions in the U.S. are generally unwilling to risk a potential violation of federal law without guaranteed immunity from prosecution, most refuse to provide any kind of services to cannabis businesses. Despite the attempt by FinCEN to legitimize cannabis banking, in practice its guidance has not made banks much more willing to provide services to cannabis businesses. This is because, as described above, the current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each cannabis business they take on as a customer. Recently, some banks that have been servicing cannabis businesses have been closing accounts operated by cannabis businesses and are now refusing to open accounts for new cannabis businesses for the reasons enumerated above.

The few credit unions who have agreed to work with cannabis businesses are limiting those accounts to no more than 5% of their total deposits to avoid creating a liquidity risk. Since the federal government could change the banking laws as it relates to cannabis businesses at any time and without notice, these credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from cannabis businesses in a single day, while also servicing the need of their other customers.

The Secure and Fair Enforcement (SAFE) Banking Act, a proposed legislation aimed at allowing banks to do business with companies operating legally within states that have legalized marijuana, had the potential to change the way the marijuana industry operates.

The measure would prohibit federal regulators from punishing financial institutions for providing services to cannabis companies, their owners, and employees. It would also clarify that funds obtained from state-regulated and compliant cannabis businesses would not be considered as proceeds from illegal activity and provide protection against federal liability for banks, insurers, and other financial institutions that work with such companies.

Despite widespread support, the bill failed to pass in Congress, leaving communities at risk of crime and cannabis businesses operating solely with cash. But what could have been the impact of this legislation on the industry?

The SAFE Banking Act was not approved by Congress in December, leaving communities at risk of crime and forcing cannabis businesses to operate solely with cash. Additionally, these businesses will continue to lack access to financial services from banks and other institutions.

In 2022, the SAFE Banking Act was close to being voted on in the Senate but ultimately did not pass during the lame-duck session. The bill had already passed seven times in the House, but the Senate did not give it a vote. The limited time available during the lame-duck session, where must-pass bills such as the National Defense Authorization Act (NDAA) and the Fiscal 2023 appropriations bills were prioritized, prevented the SAFE Banking Act from being passed as a standalone bill or as a rider on one of those bills. Despite the efforts of supporters, the bill did not make it to the Senate floor due to a lack of time and competing priorities.

12

State Border Regulation

Another aspect of federal law is that it provides that cannabis and cannabis products may not be transported across state lines in the United States. As a result, all cannabis consumed in a state must be grown and produced in that same state. This dynamic could make it more difficult for the Company, in the short term, to maintain a balance between supply and demand. If excess cultivation and production capacity is created in any given state and this is not matched by increased demand in that state, then this could exert downward pressure on the retail price for the products the Company sells. If too many retail licenses are offered by state authorities in any given state, then this could result in increased competition and exert downward pressure on the retail price for the products the Company sells. On the other hand, if cultivation and production in a state fails to match demand then, in the short term, there could be insufficient supply of product in a state to meet demand and while the Company may be able to raise its prices there could be inadequate product availability in the short term, causing the Company’s revenue in that state to fall or to not grow to its full potential.

United States Border Entry

The United States Customs and Border Protection, or CBP, enforces the laws of the United States as they pertain to lawful travel and trade into and out of the U.S. Crossing the border while in violation of the CSA and other related United States federal laws may result in denied admission, seizures, fines, and apprehension. CBP officers administer determine the admissibility of travelers who are non-U.S. citizens into the United States pursuant to the United States Immigration and Nationality Act. An investment in the Subordinate Voting Shares, if it became known to CBP, could have an impact on a non-U.S. citizen’s admissibility into the United States and could lead to a lifetime ban on admission.

Because marijuana remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry, or lifetime bans from the United States for their business associations with United States marijuana businesses. Entry happens at the sole discretion of CBP officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-US citizen or foreign national. The government of Canada has started warning travelers that previous use of marijuana, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the marijuana industry in the United States could also be reason enough for CBP to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because marijuana continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal marijuana industry in U.S. states where it is deemed legal may affect admissibility to the United States. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to marijuana in the United States who are not United States citizens, face the risk of being barred from entry into the United States.

Tax Concerns

An additional challenge to cannabis-related businesses is that the provisions of the Code, Section 280E, are being applied by the United States Internal Revenue Service to businesses operating in the medical and adult use cannabis industry. Section 280E of the Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be.

Overall, the United States federal government has specifically reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use marijuana even if such sale and disbursement is sanctioned by state law. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

13

Item 1A. Risk Factors.

You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations.

RISKS RELATED TO BUSINESSES IN THE CANNABIS INDUSTRY

Because the business activities of businesses engaged in the cannabis industry, that we may direct our customers, is illegal under federal law, we may be deemed to be aiding and abetting illegal activities through the location services that we provide to our customers, relative to the cannabis industry.  As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal.  Although we do not engage in any of those activities, we provide services to customers that are seeking businesses that engage in those activities.  As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Some of the activities of businesses to which we may direct our customers, while believed to be compliant with applicable state law, are illegal under federal laws.  If any of those businesses are closed by law enforcement authorities, our business will be materially and adversely affected.

The cannabis industry is currently conducted in fifteen states, plus the District of Columbia, that have passed laws either decriminalizing or legalizing the medicinal use of cannabis.  However, under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal.  The federal, and in some cases, state law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations.  To the extent that these types of businesses are closed down, our customers may not need our services, which would material and adversely affect our business.

There are currently thirty-nine states that allow the medicinal use of cannabis, and twelve states that allow the recreational use of cannabis; if one or more states that currently allow either reverse their position, our business may be materially and adversely affected.

Currently, thirty-nine states and the District of Columbia allow the use of medicinal cannabis.  Twelve states allow the recreational use of cannabis. While we believe that the number of states that allow the use of medicinal cannabis will remain as they are, there can be no assurance that they will, and if they do not, there can be no assurance that the thirty-nine existing states and/or the District of Columbia won’t reverse their position and disallow it.  Additionally, while more states are petitioning to allow for the recreational use of cannabis, there can be no assurance that the existing twelve states will not revoke the recreational use of cannabis, or that more states will allow it. We provide services that help our customers locate the type of businesses that engage in providing medicinal and recreational cannabis, and we offer a suite of financial services for businesses that engage in the retail sale of cannabis. If any of the states that now allow for the medicinal or recreational use of cannabis reverse their position and disallow the use, our business could fail.

Climate change has the potential to affect companies; rising sea levels, extreme storms, and water shortages, directly threaten valuable company assets.

Global efforts to reduce greenhouse gas emissions or otherwise mitigate the effects of climate change could dramatically affect the value of company assets. The Task Force on Climate-related Financial Disclosures has written that the reduction in greenhouse gas emissions “coupled with rapidly declining costs and increased deployment of clean and energy-efficient technologies could have significant, near-term financial implications for organizations dependent on extracting, producing, and using coal, oil, and natural gas.” These “climate-related risks and the expected transition to a lower-carbon economy affect most economic sectors and industries.”

14

The effects of climate change and on the fossil fuel industry are likely to be most severe and could influence the cannabis industry with regard to the growing and harvesting of cannabis. If the climate change causes the cannabis industry to shut down, our business will fail.

We could become subject to racketeering laws

While we do not grow, handle, process or sell cannabis or cannabis-derived products, our receipt of funds from any clients that do conduct such operations in violation of federal law exposes us to risks related to federal racketeering laws. The Racketeer Influenced Corrupt Organizations Act (“RICO”) is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the CSA), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Any violation of RICO could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens or criminal charges, including but not limited to, seizure of assets, disgorgement of profits, cessation of our business activities or divestiture.

RISKS RELATED TO OUR FINANCIAL RESULTS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

For the three and six months ended July 31, 2023, and 2022 we incurred net losses of $341,825 and $413,345, respectively and $632,819 and $833,356, respectively. For the fiscal years ended January 31, 2023, and 2022 we incurred net losses of $1,797,555 and $1,430,3627, respectively. At July 31, 2023 and January 31, 2023 we had an accumulated deficit of $77,050,418 and $76,382,316. We have not yet generated recurring revenue from our key business operations and expect to continue to incur losses until such time as our business plan is fully implemented. There is no assurance we will be able to derive revenues from the development of our social communications business to successfully achieve positive cash flow or that our social communications business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

•	develop and grow our social communications business; or

•	engage in any alternative business

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results or operations.

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have accumulated a loss to date and have relied on raising funds through private placements and from loans from officers and directors and third parties. During fiscal 2023, we obtained funds from financing through related party loans of $694,874 and as at January 31, 2023 held $526 in cash. During the six months ended July 31, 2023 we obtained funds from financing through related party loans of $189,235 and had $2,381 in cash .

At July 31, 2023 and January 31, 2023 we had an accumulated deficit of $77,050,418 and $76,382,316, respectively, and have only generated limited revenue. The future of our Company is dependent upon our ability to obtain financing, upon the future success of our business and upon our ability to achieve profitable operations. Our independent registered accounting firm issued a report in connection with their January 31, 2023 and 2022 audits that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

15

If we engage in acquisition or expansion activities, we may require additional financing to fund our operations. We will seek such additional funds through private placements of our equity or debt securities or through loans from financial institutions, our officers and directors or our stockholders. There can be no assurance that we will be able to raise additional funds, if needed, on terms acceptable to us. If we do not obtain additional financing, when required, our planned business may fail.

Obtaining additional financing is subject to a number of factors, including investor acceptance of the value of our health and fitness application business. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of our equity securities and loans from executive officers and directors. We cannot be certain that additional funding via this means will be available on acceptable terms, if at all. To the extent that we are able to raise additional funds by issuing equity securities, our existing stockholders may experience significant dilution. Any debt financing that we may secure, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to delay or scale back significantly or discontinue our planned business projects. Inability to obtain these or other sources of capital could have a material adverse effect on our business, financial results or operations.

Certain of our outstanding loans are past due or payable in less than a year. No assurance can be given that we can pay off such loans should the lenders determine to seek payment on such loans at a time or times when we do not have sufficient cash assets to do so.

At July 31, 2023, $4,616,331 in principal, together with accrued interest of $75,188 due thereon, of our outstanding loans are due and payable within the next 12 months or already due.  A further $3,361,214 in principal resulting from loans from our officers and directors is already past due or due within the next nine months, excluding accrued interest thereon. Should the lenders seek payment at a time when we do not have sufficient cash assets to make payment and bring enforcement actions against us, this would have a material adverse effect on our business, financial results and operations.

Pursuant to a Settlement Agreement entered into relative to In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), the Company will be required to use 15% of any revenue generated, as well as any financing raised by the Company to comply with governance reform of the Company.

The Settlement reached in the aforementioned case calls for 15% of any revenue generated by the Company, or any financing raised by the Company, to be used to implement and maintain certain governance reform set forth in the Settlement.  Putting aside 15% of revenue and/or financing could materially affect our business because any revenue the Company generates or financing raised will automatically be reduced by 15% and the reduction could cause the Company to be unable to meet its goals.  In the event that the Company cannot reach its goals, it would have a material adverse effect on your investment because operations could cease.

RISKS RELATED TO OUR MANAGEMENT AND CORPORATE GOVERNANCE

We may find it difficult to attract senior management in the absence of Directors and Officers Insurance.

We do not presently maintain Directors and Officers Insurance. This may deter or preclude persons from joining our management or cause them to demand additional compensation to join our management.

We will need to increase our size, and may experience difficulties in managing growth.

We are a smaller reporting company with 3 employees as of July 31, 2023, inclusive of our executive officers and directors and one special consultant under contract.  The Company continues to use independent contractors on an as needed basis with respect to our software development initiatives. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead to develop our prospective social media businesses and to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. Inability to manage future growth could have a material adverse effect on our business, financial results or operations.

16

If we fail to remain to provide accurate and adequate information regarding the Company,  trading of our common stock could be suspended.

On May 22, 2017 published in SEC Release No. 80737, which specifically states that “The Commission temporarily suspended trading in the securities of ESSI because of concerns regarding the accuracy and adequacy of publicly disseminated information concerning, among other things, ESSI’s proposed acquisition of Ga-Du Bank, Inc.”  In the event the Company fails to provide accurate information in the future, the trading of our common stock could be suspended and you would not be able to sell your stock.

If we fail to meet our obligations by filing timely financial reports and to comply with other obligations imposed on a public company, our trading symbol could be revoked.

On September 9, 2022, the Company received a draft Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Eco Science Solutions, Inc. (“Order”), as well as an Offer of Settlement of Eco Science Solutions, Inc. as to File No. 3-20971, having stated that the SEC stated that the Company is delinquent in its periodic filings with the SEC, failed to meet its obligations to file timely reports and failed to comply with Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 13a-1 and 13a-13 thereunder.  In the future, if the Company fails to file timely financial reports or fails to comply with Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 13a-1 and 13a-13, the Company’s trading symbol could be revoked and you would not be able to sell your stock.

Undisclosed Liabilities could arise of which the Company is currently unaware.

Due to the suspension of our trading in May 2017, and the revocation of our trading symbol on October 6, 2022, there may be undisclosed liabilities of which the Company is currently unaware.  Should liabilities arise that the Company is currently unaware, revenue and/or financing would be reduced by the amount of those liabilities which could cause the Company to cease operations and you could lose your investment.

RISKS RELATING TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock, who may experience dilution of their ownership interest of our common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

17

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 650,000,000 shares of common stock and up to 50,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

Item 2. Financial Information.

The following discussion should be read in conjunction with the Company’s audited consolidated financial statements and the related notes for the year ended January 31, 2023 and 2022, that appear elsewhere in this report. The following discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to those discussed below and elsewhere in this annual report.

The Company’s consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operations

Overview of Current Operations

Results of Operations for the three and six months ended July 31, 2023 and 2022

As at July 31, 2023 and January 31, 2023, the Company had $2,381 and $526 in cash, prepaid expenses of $0 and $14,000 for total current assets of $153 and $14,253. Prepaid expenses at January 31, 2023 relate to amounts paid as an advance with respect to the acquisition of certain third party software assets acquired during the three months ended April 30, 2023 for a total purchase price of $100,000. We reflect intangible assets in respect to these software assets of $100,000 and $0 at July 31, 2023 and January 31, 2023. Total liabilities at July 31, 2023 and January 31, 2023 were $14,988,799 and $14,232,842 respectively. The Company has insufficient funds to meet its ongoing operations and is currently funded through loans and advances from our CEO and CFO, Mr., Michael Rountree.

Three months ended July 31, 2023 and 2022

During each of the three months ended July 31, 2023 and 2022, the Company has generated $0 in total revenue.

During the three months ended July 31, 2023 and 2022, the Company incurred total operating expenses of $341,825 and $413,345, respectively.  During the three months ended July 31, 2023 and 2022 management and consulting fees reflected a decrease from $189,500 (2022) to $140,500 (2023). Amounts incurred for accounting, audit and legal fees increased period over period and totaled $66,258 (2023) and $31,000 (2022), respectively, with the increase predominantly relating to an increase in fees incurred from our independent public registered accounting firm. During the three months ended July 31, 2023 and 2022 research and development fees incurred were $115,104 and $175,555 respectively as the company continued to conclude upgrades to its software suite. Fees declined over the comparative periods as a result of completion of certain stages of development and the concurrent reduction to required man hours allocated to research and development in the current three month period ended July 31, 2023.  Other operating and general and administrative expenses increased slightly period over period from $17,290 in the three months ended July 31, 2022 to $19,963 for the three months ended July 31, 2023 relative to amounts paid for reporting costs, rent, travel and other costs.

Currently a significant portion of our total operating expenses are from management and consultant fees.  Several costs have been incurred in order to bring our regulatory product to market, including programming of technology, build out of needed infrastructure for customers including sand-boxes, build out of training materials (like the Herbo University on our website ), generation of marketing materials, as well as efforts to meet, and present, our product before various regulators in various jurisdictions, both foreign and domestic.

18

The Company recorded cumulative interest expense of  $18,061 and $16,435 in respect of certain convertible notes and other loan agreements, respectively during the three months ended July 31, 2023 and 2022.

The net loss for the three months ended July 31, 2023 $359,886, as compared to $429,780 in the three months ended July 31, 2022.

Six months ended July 31, 2023 and 2022

During each of the six months ended July 31, 2023 and 2022, the Company has generated $0 in total revenue.

During the six months ended July 31, 2023 and 2022, the Company incurred total operating expenses of $632,819 and $833,356, respectively.  During the six months ended July 31, 2023 and 2022 management and consulting fees reflected a decrease from $389,000 (2022) to $301,333 (2023). Amounts incurred for accounting, audit and legal fees increased period over period and totaled $86,358 (2023) and $51,500 (2022), respectively, with the increase to fees recorded in the current period predominantly relating to an increase in fees incurred from our independent public registered accounting firm. During the six months ended July 31, 2023 and 2022 research and development fees incurred were $213,650 and $354,123 respectively as the company continued to conclude upgrades to its software suite.  Fees declined over the comparative periods as a result of completion of certain stages of development and the concurrent reduction to required man hours allocated to research and development in the current six-month period ended July 31, 2023.  Other operating and general and administrative expenses decreased period over period from $38,733 in the six months ended July 31, 2022 to $31,478 for the six months ended July 31, 2023 relative to amounts paid for reporting costs, rent, travel and other costs.

Currently a significant portion of our total operating expenses are from management and consultant fees.  Several costs have been incurred in order to bring our regulatory product to market, including programming of technology, build out of needed infrastructure for customers including sand-boxes, build out of training materials including educational and instructional videos which are housed within our website, generation of marketing materials, as well as efforts to meet, and present, our product before various regulators in various jurisdictions, both foreign and domestic.

The Company recorded cumulative interest expenses of $35,283 and $31,963 in respect of certain convertible notes and other loan agreements, respectively during the six months ended July 31, 2023 and 2022.

The net loss for the six months ended July 31, 2023 $688,102, as compared to $865,319 in the six months ended July 31, 2022.

Statements of Cash Flows for the Six Months ended July 31, 2023 and 2022

The Company used net cash in operations of $87,380 and $318,013 respectively during the six-month periods ended July 31, 2023 and 2022, recorded $100,000 as net cash used for investing activities in the six months ended July 31, 2023 compared to $0 in cash used in investing activities in the six months ended July 31, 2022 and received cash from financing activities of $189,235 (2023) and $318,467 (2022), as a result of proceeds from related party loans.

Results of Operations for the years ended January 31, 2023 and 2022

During the fiscal years ended January 31, 2023 and 2022, the Company generated $0 and $12,732 in total revenue. Revenue generated in the year ended January 31, 2022 was derived from access to our current Herbo software suite.

Costs of revenue totaled $0 and $26,546 in fiscal 2023 and 2022, respectively. Invoices issued for certain services rendered during fiscal 2022 were determined to be uncollectible and therefore were not reported as revenues in the period.

As at January 31, 2023 and 2022, the Company had $526 and $72 in cash and $14,000 and $0 in prepaid amounts for total current assets of $14,526 and $72, respectively.

During the fiscal years ended January 31, 2023 and 2022, the Company incurred total operating expenses of $1,731,409 and $1,330,872, respectively, including costs of sales of $0 and $26,546 in fiscal 2023 and 2022 respectively.  Amounts expended on management and consulting fees reflect a decrease from $817,750 (2023) to $768,000 (2022) as certain consulting contracts expired in the current fiscal year and were not renewed. Amounts incurred for accounting, audit and legal fees remained relatively consistent period over period and totaled $128,140 in fiscal 2023 and $124,487 in fiscal 2022. During fiscal 2023 and 2022 research and development fees incurred were $781,782 and $326,759 respectively, as we continued to incur increased development costs in 2023 with respect to upgrades to our software suite and the addition of expanded offerings through the application. Other operating and general and administrative expenses also increased year over year from $53,487 in fiscal 2023 from $35,331 in fiscal 2022 relative to amounts paid to work to return to a public listing, rent expense, travel and other costs.  Net operating losses totaled $1,731,409 and $1,318,140 in the years ended January 31, 2023 and 2022, respectively.

Currently a significant portion of our total operating expenses are from management and consultant fees.  Several costs have been incurred in order to bring our regulatory product to market, including programming of technology, build out of needed infrastructure for customers including sand-boxes, build out of training materials including educational and instructional videos which are housed within our website, generation of marketing materials, as well as efforts to meet, and present, our product before various regulators in various jurisdictions, both foreign and domestic.

The Company recorded cumulative interest expense of $66,146 and $55,369 in respect of certain convertible notes and other loan agreements, respectively during fiscal 2023 and 2022. I During the year ended January 31, 2022, the Company recorded the payment of certain litigation settlement costs of $56,853 with no comparative costs in fiscal 2023 as all outstanding litigation and legal matters were settled at the start of fiscal 2022. Total other expense in the year ended January 31, 2022 was $112,222 compared to other expense of $66,146 in the year ended January 31, 2023.

The net loss in fiscal 2023 was $1,797,555, as compared to $1,430,362 in fiscal 2022, largely due to the increase in expenditures on research and development in the current fiscal year.

The Company used net cash in operations of $694,420 and $1,037,966 respectively during the twelve-month periods ended January 31, 2023 and 2022, recorded $Nil in both years as net cash used for investing activities and received cash from financing activities of $694,874 (2023) and $1,033,131 (2022), predominantly as a result of proceeds from related party loans.

19

Plan of Operation

The Company changed the focus of its business at the close of fiscal 2016 to operate in the eco-friendly technology sector using social media sites and offering apps to generate advertising revenues and download fees, and to development certain enterprise software for the cannabis industry. During fiscal 2017 the Company laid the groundwork for income generation from these services by investing in ongoing development of its applications, websites and visibility in both the local and global market.  The Company has invested heavily in advertising to allow its applications and ecommerce website visibility on a global stage. During fiscal 2018 we further added to our business portfolio with the acquisition of Ga-Du corporation and its in house software offerings.

Fiscal 2020 brought our first revenues from our acquired Herbo enterprise software and we expect to see increasing revenues from this suite of services as we focus on marketing to a larger more focused client base. In each of the years ended January 31, 2021 through 2023, and in the six months ended July 31, 2023 the Company has continued to incur costs to expand and develop its Herbo software suite of offerings.  The Company’s need for ongoing capital by way of loans, sale of equity and/or convertible notes is expected to continue during the current fiscal year until we can establish revenues from operations to cover all operational overhead. We have also had to rely heavily on loans from related parties in our most recently completed fiscal years as we work to have our shares returned for quotation on the OTC Markets. There are no assurances additional capital will be available to the Company on acceptable terms or that this equity line will be available to us when needed.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future funding might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Going Concern

The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at July 31, 2023, the Company had a working capital deficit of $14.98 million and an accumulated deficit of $77.04 million. The continuation of the Company as a going concern is dependent upon the continued financial support from its officers, directors and shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Other factors

Factors which may impact the Company’s ongoing operations include inflation, the recent war in the Ukraine, ongoing supply chain issues as a result of the recent Covid-19 pandemic, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending. The Company is unable to predict the ongoing impact of these factors on the Company’s financial operations.

The consolidated financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

20

Liquidity and Capital Resources

As at July 31, 2023 and January 31, 2023, the Company had $2,381 and $526 in cash, prepaid expenses of $0 and $14,000 for total current assets of $2,381 and $14,253. Prepaid expenses at January 31, 2023 relate to amounts paid as an advance with respect to the acquisition of certain third party software assets acquired during the three months ended April 30, 2023 for a total purchase price of $100,000. We reflect intangible assets in respect to these software assets of $100,000 and $0 at July 31, 2023 and January 31, 2023. Total liabilities at July 31, 2023 and January 31, 2023 were $14,988,799 and $14,232,842 respectively. The Company has insufficient funds to meet its ongoing operations and is currently funded through loans and advances from our CEO and CFO, Mr., Michael Rountree. The Company has limited financial resources available outside loans from its officers and directors and funds it has previously obtained through use of convertible notes and loans from related parties. There can be no guarantee the Company will continue to receive proceeds from loans, related party advances or convertible notes sufficient to meet its ongoing operational overheads as we continue to implement our business plan.  While we generated modest revenue in fiscal 2022, we did not report any revenue in fiscal 2023 or in the six months ended July 31, 2023 as we continued to enhance our software suite and we do not yet have resources to meet our operational shortfalls.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. As noted, additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. During the most recently completed fiscal year management has obtained additional funding with success, however there is no guarantee we will be able to continue to obtain financing if and when required. The current economic downturn may make it difficult to find new capital sources for the Company should they be required.

Future Financings

We anticipate continuing to rely on related party and third-party loans and equity sales of our common shares and/or shares for services rendered in order to continue to fund our business operations in the event of ongoing operational shortfalls. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our research and development activities.

Revenue

During fiscal 2020 we commenced operation of our Herbo enterprise software suite. The Herbo enterprise software is a customizable, all-in-one business software (SaaS) and resource for businesses across a suite of high-risk industries. Herbo provides the software, custom web development, operational training and support needed to plan and manage operations of a variety of business segments. During fiscal 2023 and 2022 we recorded gross revenues of $0 and $12,732 in respect to the licensing of the software. There was no revenue recorded in the three and six months ended July 31, 2023 or 2022.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred to generate revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of fees associated with the operational charges related to our Herbo enterprise software. During the three and six months ended July 31, 2023 and 2022 we incurred costs of sales of $0 with respect to the licensing of our Herbo software suite.  During fiscal 2023 and 2022 we incurred costs of sales of $0 and $26,546, respectively with respect to the licensing of our Herbo software suite.

Operating, General and Administrative Expenses

Three months ended July 31, 2023 and 2022

	Three months ended		Variances – three months
	July 31, 2023 $	July 31, 2022 $	ended July 30 $
Legal, accounting and audit fees	66,258	31,000	35,258
Management and consulting fees	140,500	189,500	(49,000)
Research, development, and promotion	115,104	175,555	(60,451)
Office supplies and other general expenses	19,963	17,290	2,673
Total operating expenses	341,825	413,345	(71,520)

Six months ended July 31, 2023 and 2022

	Six months ended		Variances – six months
	July 31, 2023 $	July 31, 2022 $	ended July 30 $
Legal, accounting and audit fees	86,358	51,500	34,858
Management and consulting fees	301,333	389,000	(87,667)
Research, development, and promotion	213,650	354,123	(140,473)
Office supplies and other general expenses	31,478	38,733	(7,255)
Total operating expenses	632,819	833,356	(200,357)

21

Fiscal year ended January 31, 2023 and 2022

	For the year ended
	January 31,
	2023 $	2022 $	Variances $
Legal, accounting and audit fees	128,140	124,487	3,653
Management and consulting fees	768,000	817,750	(49,750)
Research, development, and promotion	781,782	326,759	455,023
Office supplies and other general expenses	53,487	26,138	27,349
Total operating expenses	1,731,409	1,330,872	400,537

Contractual Obligations

As a “smaller reporting company”, the Company is not required to provide tabular disclosure obligations.

Off-Balance Sheet Arrangements

The Company has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s consolidated audited financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. The Company believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of the Company’s financial statements is critical to an understanding of its consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and were $0 and $2,389 during the three and six months ended July 31, 2023 and 2022, respectively. Advertising and marketing costs include costs incurred with the marketing of our Herbo Software such as ad placement and other internet marketing efforts. Advertising and marketing costs are expensed as incurred and were $2,550 and $7,834 during the fiscal years ended January 31, 2023 and 2022, respectively.

Revenue Recognition

Under ASC 606, the Company recognizes revenue from licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

22

$0 has been recognized as revenue in three and six months ended July 31, 2023 and 2022. $0 has been recognized as revenue in the fiscal year ended January 31, 2023 and $12,732 revenue in the fiscal year ended January 31, 2022, respectively. Revenue generated under enterprise software licenses will be recorded in accordance with the terms of the individual Customer contracts.  We expect license fees will be recorded on a monthly basis over the term of the contract, activation fees will be earned upon completion of set up and installation of the enterprise software, and customization and/or professional consulting services will be earned as rendered.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred to generate revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of fees associated with the operational charges related to our Herbo enterprise software. During the three and six months ended July 31, 2023 and 2022 we incurred costs of sales of $0 with respect to the licensing of our Herbo software suite. In the case of revenue earned by our wholly owned subsidiary, proceeds allocated to our revenue interest are net of associated costs. During fiscal 2023 and 2022 we incurred costs of sales of $0 and $26,546, respectively with respect to the licensing of our Herbo software suite.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Convertible Debt and Beneficial Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of July 31, 2023 and January 31, 2023, $248,432 for the value of the stock settled debt for certain convertible notes is included in the Convertible note, net account under balance sheet.

Income Taxes

The Company follows ASC 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recently issued accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if-converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

23

Item 3. Properties.

The Company’s corporate headquarters are located at 300 S. El Camino Real #206, San Clemente, CA  92672, which space is provided by our Chief Executive Officer free of charge.

On July 21, 2017, we entered into a Sublease for office space in Seattle, Washington commencing August 1, 2017 and terminating the earlier of (a) March 31, 2020, or (b) the date this sublease is terminated by sub landlord upon the occurrence of an event of default, the sublease covers a total of 6,120 square feet of office space. Monthly base rent for the period September 1, 2017 to July 31, 2018 is $14,535, and the first month of rent is free of charge. In the second year the monthly base rent increases to $15,173.  In the third year the monthly base rent increases to $15,810.  The Company has remitted a security deposit in the amount of $15,810 in respect of this sublease.  The Company has passed on recording the deferred rent relative to the one free month of rent contained within the lease as it has been determined to be immaterial. During the period ended April 30, 2018 the Company accrued rent in respect to this sublease for the months of March and April 2018 including applicable operating costs.  During fiscal 2019, the Company has abandoned the space without payment or further accruals, and the lease has been effectively terminated. A balance of $21,051 remains due and payable at July 31, 2023.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of July 31, 2023, certain information with respect to the beneficial ownership of its common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its common stock and by each of its current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name of Beneficial Owner	Address	Amount and Nature of Shares (1)	Percent of Class Owned (2)	Percent of Total Voting Shares (3)
Directors and Officers
Common	Michael D. Rountree, CEO, CFO, and COO, President and Treasurer	300 S El Camino Real, #206 San Clemente, CA 92672	7,126,491 Direct	13.46%	13.46%
Common	A. Carl Mudd, Ombudsman, Director and Chairman of the Board	300 S El Camino Real, #206 San Clemente, CA 92672	2,500,000 Direct	4.72%	4.72%
Common	S. Randall Oveson, Director and Secretary, and Sole Director of Subsidiary, GaDu	492 N 120 West Lindon, UT 84014	1,750,000 (of which 750,000 shares are held directly and 1,000,000 shares are held by Deepsea Solutions LLC(4)	3.30%	3.30%
	Total Officers and Directors as a Group (3 persons)		15,655,510 Common Shares	21.48%	21.48%
Common	Jeffery Taylor	1608 Kauhikoa Haiku, HI 96708	4,279,019 Direct	8.08%	8.08%
Common	Andy Tucker	11054 SE 212th Street Seattle, WA 98031	5,447,019 Direct	10.29%	10.29%
Common	Don Lee Taylor	1608 Kauhikoa Haiku, HI 96708	4,279,019 Direct	8.08%	8.08%
	Total greater than 5% holders as a Group		9,726,038 Common Shares	26.45%	26.45%
	Total Common		25,381,548	47.93%	47.93%

(1)

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of July 31, 2023. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)	There were 52,957,572 shares of common stock outstanding on July 31, 2023, and 0 shares of Preferred Stock issued and outstanding.

(3)	Calculation of percentage of Voting Shares is based on the following voting rights: (a) each share of Common Stock has the right to cast one (1) vote.
(4)	Deepsea Solutions LLC is 50% controlled by S. Randall Oveson.

24

Item 5. Directors and Executive Officers.

The following table represents the directors and executive officers of the Company and its wholly owned subsidiary, as of July 31, 2023:

Name	Position(s) Held	Age	Date First Elected or Appointed
A. Carl Mudd	Ombudsman, Director, Chairman of the Board, and Sole Member of the audit committee	80	December 23, 2020, as to all positions
Michael D Rountree	Chief Executive Officer(1), Chief Financial Officer, Chief Operating Officer, President and Treasurer	53	January 31, 2021, as to CEO and CFO, December 8, 2020, as to Treasurer and June 21, 2017, as to COO. January 17, 2023, as to President.
S. Randall Oveson	Director and Secretary, and Sole Director of Subsidiary, GaDu.	61	June 21, 2017, as to all positions other than Secretary, effective January 17, 2023.

1)

Mr. Jeffery Taylor resigned as Chief Executive Officer and Chairman of the Board, on January 28, 2021, effective January 31, 2021, and Mr. Michael Rountree was appointed Chief Executive Officer and Chief Financial Officer concurrently. Mr. Jeffery Taylor resigned all other positions including director, Secretary and Treasurer as of January 17, 2023, and Mr. Michael Rountree was appointed President and Mr. S. Randall Oveson appointed Secretary.

Mr. A. Carl Mudd

Mr. Mudd has extensive management experience, especially in the financial area, and has spent over 18 years consulting with and mentoring CEOs and board of directors of major companies on global strategy, business processes and international operations. In addition, he has 27 years of experience in international companies holding the key executive positions of chief financial officer, chief operating officer, and president. Mr. Mudd currently, and has previously, served as a member of the board of directors and chairman of the audit committee of other China- and U.S.-based NASDAQ and AMEX listed companies and as an advisory director to several large privately held companies. He also served as a Statutory Director and Chairman of the Nominating & Corporate Governance Committee of the National Association of Corporate Directors-North Texas Chapter and as Director in Residence with the Institute for Excellence in Corporate Governance-School of Management, University of Texas at Dallas.

Mr. Mudd has extensive business experience in a variety of industries serving as President, COO, and CFO of multi-national corporations and as a coach/advisor to CEOs and Boards of Directors. His expertise includes board structure/best practices and corporate governance, global strategy, M&A, multi-national/global manufacturing and distribution, business restructure and turn-around, and developing/implementing enterprise-wide business process reengineering and change management in a variety of industries. Much of his experience has been with international businesses including Latin America, Western Europe and Asia, plus being based in China for six years.

25

Mr. Mudd is a Certified Public Accountant, holds a business degree from St. Edward’s University in Austin, Texas and a Certification of Director Education from The National Association of Corporate Directors Institute.

Mr. Mudd retired on December 31, 2014; however, he came out of retirement to serve as a Director and  Ombudsman for the Company on December 23, 2020.  Other than serving as a Director and Ombudsman for the Company, Mr. Mudd has been retired since 2014.

S Randall Oveson

BS MBA • Management, Finance, and Accounting

Mr. Oveson started his career as a Financial Analyst with Suite Thinking, Inc., a boutique hospitality consulting firm in Newport Beach, CA. There Mr. Oveson developed systems and processes used to analyze dozens of hotels part of a $500 million+ portfolio in various financial and operational categories still in use in the hospitality industry today.

Upon completion of his MBA at Pepperdine University Mr. Oveson has taken CEO, COO, CFO, and CIO roles in hospitality, the aerospace, manufacturing, brokerage, action sports, telecommunications, and the banking and healthcare technology industries. His range of experience includes all aspects of management for start-up and mid-tier companies both public and private entities. He has led dozens of full financial audits and reviews and has also led numerous PCI audits and MasterCard RAMP reviews. He has been instrumental in projects as diverse as the first and largest prepaid CLEC in the State of California to building out and growing the first financial data center on the island of Antigua.

Mr. Oveson served as the General Manager and Director of Finance for Grenada Citizenship Development LTD from 2016 to 2019, and currently serves as a Director and Consultant for NOW CFO, beginning in 2019 to present day, conducting outsourced accounting work at all levels outside of the CPA audits/reviews and tax filings.

Mr. Oveson is currently involved in financial processing projects in Europe, Canada, and the US as well as assisting with the development of Ga-Du Corporation’s enterprise solutions and operations.

Michael D. Rountree

Mr. Rountree is the Founder and President of Rountree Consulting, which he formed in 1997. Mr. Rountree has been the sole member of Rountree Consulting since 1997.  He is a certified public accountant as well as a business and financial manager and advisor, providing financial, strategy, and business consulting services to clients with the goal of increasing sales and growing revenue, while also actively lowering expenses while streamlining operational efficiencies.  Mr. Rountree spent 3 years with Deloitte and Touche, as well as Price Waterhouse, working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients.  Mr. Rountree also spent 3 years at the State of California Franchise Tax Board.  His initial work was with the traditional corporate and individual audit group, but he was quickly promoted to the forensics audit practice where he handled complex financial, tax and audit engagements.

Mr. Rountree has dedicated his service to his company, Rountree Consulting, since 1997, and to ESSI since June 21, 2017.  He previously served as a director for Eventure Interactive, Inc., which went dormant in 2016.

Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University Southern of California.

Director Independence

As of July 31, 2023, one (1) of our two (2) directors, A Carl Mudd, is  considered “independent” in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules.  Mr. Mudd, is not an executive officer or employee of the Company, nor does he have any relationship with the Company which would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  Mr. Oveson, our other director, is not considered an independent director.

26

Item 6. Executive Compensation.

Name & Principal Position	FYE Jan 31	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Michael D Rountree CEO, COO and CFO, President and Treasurer (2)	2023	250,000	None	None	None	None	None	None	250,000
	2022	250,000	None	None	None	None	None	None	250,000
Jeffery Taylor Former President, Secretary, Director (1)	2023	115,000	None	None	None	None	None	None	115,000
	2022	115,000	None	None	None	None	None	None	115,000

[1]

Mr. Jeffery Taylor was appointed CEO and President on December 17, 2015. He resigned as CEO on January 28, 2021, effective January 31, 2021. Mr. Taylor resigned from all of his positions, Director, President and Secretary, on January 17, 2023. During the fiscal year ended January 31, 2023, the company paid $90,000 (2022 - $123,000) to Mr. Jeffery Taylor.  As at January 31, 2023 there was a total of $50,137 owing to Mr. Jeffery Taylor (January 31, 2022 - $25,137) in respect to his employment agreement.

[2]

Michael D. Rountree was appointed COO of the Company on June 21, 2017, and on December 8, 2020, he was appointed interim CFO and Treasurer. On January 28, 2021, effective January 31, 2021, Mr. Rountree formally accepted the positions of CEO and CFO.  Effective January 17, 2023 Mr. Rountree assumed the role of President upon resignation of Mr. Jeffery Taylor. Mr. Rountree entered into a revised Executive Employment agreement, as amended March 1, 2021, whereunder he was issued 3,000,000 shares of restricted common stock valued at $33,000 in the year ended January 31, 2021, and was entitled to a base annual salary of $250,000 for each subsequent year, which amount shall accrue until such time as the Company has available resources. As at January 31, 2023 there was a total of $940,000 (January 31, 2021 - $690,000) in accrued and unpaid salary under the terms of the aforementioned employment agreement.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 10% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the six months ended July 31, 2023 or the year ended January 31, 2023, or in any proposed transaction, which has materially affected or will affect the Company, with the exception of the following:

27

As of July 31, 2023 and January 31, 2023, related parties and former related parties are due a total of $6,324,126 and $5,965,924, respectively:

	July 31, 2023	January 31, 2023
Related party payables (1)(2)(3)(4)(5)(6)	$2,962,912	$2,793,945
Notes payable (1)(3)(4)	3,361,214	3,171,979
Total related party transactions	$6,324,126	$5,965,924

Services provided from related parties and former related parties:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Mr. Jeffery Taylor (1)(a)	$-	$28,750	$9,584	$57,500
Mr. Don Lee Taylor (1)(a)	-	26,250	8,750	52,500
Ms. Meredith Rountree (2b)	-	22,500	-	45,000
Ms. Jennifer Taylor (2a)	-	9,000	-	18,000
Mr. Michael Rountree (3)(a)	62,500	62,500	125,000	125,000
	$62,500	$149,000	$143,334	$298,000

Interest expenses due to related parties and former related parties:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Mr. Don Lee Taylor (1)(b)	$33	$33	$65	$65
Mr. Michael Rountree (3)(b)	7,792	6,166	15,079	11,759
Mr. Lewis (4)	429	429	843	843
	$8,254	$6,628	$15,987	$12,667

(1)

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer and President of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On January 11, 2016, Mr. Jeffery Taylor was appointed Secretary and to the Board of Directors and Mr. Don Taylor was appointed to the Board of Directors. On December 8, 2020, Jeffery Taylor resigned his position as Chairman of the Board, Don Taylor resigned his positions as CFO and a Member of the Board of Directors and accepted a role as Director of Festivals. On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective as of January 31, 2021.  On January 17, 2023, the Company accepted the resignation of Mr. Don Taylor as Director of Festivals and Mr. Jeffery Taylor as Director, President and Secretary.  Concurrent with the resignations of Mr. Jeffery Taylor and Mr. Don Taylor the Company agreed to accrue fees under their respective employment agreements through the end of February 2023, after which the Company shall incur no further expense.

(a) Employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor

On December 21, 2015, the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one-year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal instalments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. The contracts were formally terminated with an effective date of February 28, 2023 for each of Mr. Don and Mr. Jeffery Taylor.

28

During the six months ended July 31, 2023 and 2022, the company paid $15,000 and $45,000, respectively, to Mr. Jeffery Taylor and $0 and $42,000, respectively, to Mr. Don Lee Taylor.  On July 31, 2023 there was a total of $44,721 owing to Mr. Jeffery Taylor (January 31, 2023 - $50,137) and $426,450 to Mr. Don Lee Taylor (January 31, 2023 - $417,700), respectively, in accrued and unpaid salary under the terms of their employment agreements.

(b) Note payable

On February 17, 2016, the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the fiscal year ended January 31, 2017, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2019, the company repaid $5,000 to Mr. Jeffery Taylor and $2,000 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2020, the company repaid $10,000 to Mr. Jeffery Taylor and $0 to Mr. Don Lee Taylor.  As at July 31 2023 and January 31, 2023, there was a total of $0 owing to Mr. Jeffery Taylor, and $13,000 to Mr. Don Lee Taylor.

(2a)

For three and six months ended July 31, 2023, the Company was invoiced a total of $0 as consulting services by Ms. Jennifer Taylor, sister of the Company’s officers and directors. For three and six months ended July 31, 2022, the Company was invoiced a total of $9,000 and $18,000, respectively. On July 31, 2023 and January 31, 2023 there was a total of $166,000 in accrued and unpaid consulting fees.

(2b)

For three and six months ended July 31, 2023 the Company was invoiced a total of $0, as consulting services included in research and development by Ms. Meredith Rountree, sister of the Company’s officers and directors. For three and six months ended July 31, 2022, the Company was invoiced a total of $22,500 and $45,000, respectively On July 31, 2023 and January 31, 2023 there was a total of $161,250 in accrued and unpaid consulting fees.

(3)

(a) Employment agreement/Executive Employment Agreement with Michael Rountree

On June 21, 2017, the Company entered into an employment agreement with Michael Rountree whereby Mr. Rountree agreed to serve as the Company’s Chief Operating Officer for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Rountree has a base salary at an annual rate of $120,000.  The Board shall review the Base Salary on an annual basis and may, but is not required to, make upward adjustments from time to time. On December 8, 2020, Michael Rountree was appointed interim CFO and Treasurer.

On January 28, 2021, as amended March 1, 2021, the Company entered into an Executive Employment Agreement (“Agreement”), effective January 31, 2021, with Michael Rountree, the Company’s current Chief Operating Officer. Michael will serve as the Chief Executive Officer, as well as the Chief Financial Officer.  The term of the Agreement is for three years.  Mr. Rountree shall be entitled to the amount of $250,000 per year (the “Base Salary”), which amount shall accrue, until such time as the Company has sufficient resources to remit regular payments. The Agreement provides for certain additional terms and conditions based upon the Company achieving certain financial thresholds.  The Executive’s base salary may not be decreased during the Employment Term other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives of the Company, or if the duties of the Executive are materially changed.

We recorded $62,500 and $125,000 as fees in the three and six months ended July 31, 2023 and 2022 under the terms of this agreement, all of which remains unpaid. As at July 31, 2023 there was a total of $1,065,000 (January 31, 2023 - $940,000) in accrued and unpaid salary under the terms of the employment agreement.

In addition, during the six months ended July 31, 2023 and 2022, Mr. Rountree funded a total accumulated amount of $24,646 and $24,998, respectively, for the Company’s expenses. As at July 31, 2023, Mr. Rountree was owed total expenses of $281,982 (January 31, 2023 - $257,336).

29

(b) Note payable with Rountree Consulting, a company controlled by Mr. Rountree

During the year ended January 31, 2019, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $379,319.

During the fiscal year ended January 31, 2020 the Company issued promissory notes to Rountree Consulting in the accumulated amount of $805,901.

During the fiscal year ended January 31, 2021, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $395,325. On January 28, 2021, the Company entered into a Debt Settlement and Share Purchase Agreement with Rountree Consulting, Inc., owned by The Rountree Trust, wherein Rountree Consulting, Inc. has agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $0.50 per share in settlement of a portion, in the amount of $250,000 of the total debt owed to Rountree Consulting, Inc. by the Company.

During the fiscal year ended January 31, 2022, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $1,033,131.

During the fiscal year ended January 31, 2023, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $694,874.

During the six months ended July 31, 2023, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $189,235.

These notes bear interest at a rate of 1% per annum, each is due nine months from issue date.

(4)

(a) Employment agreement with L. John Lewis

On June 21, 2017, Ga-Du entered into an employment agreement with L. John Lewis whereby Mr. Lewis accepted employment as Chief Executive Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Lewis has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On July 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement (January 31, 2023 - $240,000).

(b) Note payable

During the three months ended April 30, 2018, Mr. Lewis paid $175,000 to third parties on behalf of the Company which amount has been recorded in Accounts payable – related parties.

On July 31, 2018, the Company issued promissory notes to Mr. Lewis to convert the payable amount to a note payable in the amount of $170,000. The notes bear interest at a rate of 1% per annum, each is due nine month from issue date and all notes are currently in default.

(5)

On June 21, 2017, Ga-Du Corporation, a wholly owned subsidiary of Eco Science Solutions Inc. entered into an employment agreement with S. Randall Oveson whereby Mr. Oveson accepted employment as Chief Operating Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Oveson has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On July 31, 2023 and January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement.

(6)

On June 21, 2017, Ga-Du entered into a consulting agreement with Andy Tucker, whereby Mr. Tucker will provide services to the Cannabis industry under development by the Company, as well as act as an advisor to various State regulators concerning the Cannabis industry for two years unless terminated earlier in accordance with the agreement. During the period of the agreement, Mr. Tucker has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. As at July 31, 2023 and January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement.  Mr. Tucker holds approximately 10.29% of the Company’s issued and outstanding shares.

(7)

On January 28, 2021, the Company entered into an Indemnification Agreement with each of Michael Rountree, A. Carl Mudd and S. Randall Oveson where under the Company will indemnify each of the aforementioned parties in their respective positions as officers and/or directors, to the fullest extent permitted by applicable law, so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

30

Item 8. Legal Proceedings.

On October 20, 2017, a purported shareholder of the Company, Mr. Ian Bell, filed a verified stockholder derivative complaint against the Individual Defendants in the United States District Court for the District of Hawaii (the "First Hawaii Complaint"). On January 11, 2018, a purported shareholder of the Company, Mr. Marc D' Annunzio, filed a verified stockholder derivative complaint against the Individual Defendants in the United States District Court for the District of Hawaii (the "Second Hawaii Complaint"). On February 9, 2018, the Hawaii federal court consolidated the First Hawaii Complaint and the Second Hawaii Complaint (the "Consolidated Hawaii Action"). On December 10, 2018, plaintiffs in the Consolidated Hawaii Action filed their amended complaint (the "Amended Hawaii Complaint"). The Company is identified as a nominal defendant, against which no claims are plead. The Amended Hawaii Complaint arises out of alleged materially false and misleading statements or omissions from SEC filings and/or public statements by or on behalf of the Company. The Amended Hawaii Complaint asserts claims on behalf of the Company for breach of fiduciary duty against the Taylors and Mr. Lewis and Mr. Oveson, for aiding and abetting breaches of fiduciary duties against Mr. Lewis and Mr. Oveson, for aiding and abetting breaches of fiduciary duties against Mr. Giguiere, for waste of corporate assets against the Individual Defendants, and for unjust enrichment against the Individual Defendants. The Amended Hawaii Complaint seeks damages for the alleged breaches of fiduciary duties, aiding and abetting, waste and unjust enrichment, demands restitution and disgorgement and requests an order directing the Company and all individual defendants to take all necessary actions to reform and improve the Company's corporate governance in order to avoid any alleged future harm to the Company.

On September 21, 2020, the United States District Court for the District of Hawaii issued an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), preliminarily approving a proposed settlement (the “Settlement”) as set forth in a Stipulation of Settlement dated September 21, 2020 (the “Stipulation”), by and among (i) plaintiffs Mr. Ian Bell and Mr. Marc D' Annunzio, individually and derivatively on behalf of Eco Science Solutions Inc. (the “ESSI or the Company”); (ii) certain of the Company’s current and former officers, directors and consultants; and (iii) the Company.  Pursuant to the Court's Preliminary Approval Order, a hearing was held on November 17, 2020, before the Honorable Leslie Kobayashi, in the United States District Court for the District of Hawaii and approved terms of Settlement for an Order issued December 3, 2020, including the following:

(1)	The resignation of Jeffery Taylor as Chairman of the Board to the Company; and Don Taylor as Chief Financial Officer and a member of the Board of Directors;
(2)	Appointment of Carl Mudd or such individual with similar background and qualifications to serve as Ombudsman and as Chairman of the Board.
(3)

The following shareholders have been ordered to return a cumulative total of 3,500,000 shares of the Company’s common stock to treasury for cancellation, as set out herein: (a) Gannon Giguiere – 1,500,000 shares; (b) Jeffery Taylor – 750,000 shares; (c) Don Taylor – 750,000 shares; (d) L John Lewis – 250,000 shares; and (e) S Randall Oveson – 250,000 Shares

(4)	The Company shall issue 1,400,000 restricted common stock to the law firm of Robbins, LLP, as consideration for attorney fees;
(5)

The Company shall enter into a Promissory Note with the law firm of Robbins, LLC for in the amount of Three Hundred Fifty Thousand Dollars ($350,000) with respect to legal fees incurred, note bearing interest at a rate of six (6%) percent per annum calculated monthly with all interest and principal due and payable no later than three (3) years from the date of the final Settlement approval;

(6)	Debt in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) held by Phenix Ventures LLC, a company controlled by Gannon Giguiere, shall be immediately forgiven and canceled.

Additionally, the Settlement called for 15% of the Company’s revenue and/or any financing raised by the Company be dedicated toward achieving the objectives, implementation and maintenance of the Governance Reforms.

All of the above-listed items in the Order issued by the Honorable Leslie Kobayashi have been implemented except putting aside 15% of the Company’s revenue and or financing as the Company has not yet generated any revenue of substance, nor have they secured any financing to date.  Mr. Rountree continues to fund the Company with his personal funds and once the Company begins generating revenue or secures financing, 15% will be put aside.  Mr. Mudd, continues to act as the Ombudsman and oversees the required government reforms.

On September 10, 2018, the Company received a Letter of Summons and Notice of Complaint from Wendy Maguire, Vice President of Business Development for Ga Du Corporation, filed in the United States District Court from the Western District of Washington on September 4, 2018 and naming the Company, its subsidiary Ga Du Corporation and two of the Company’s officers as Defendants. The Claims filed under the Complaint include payment of accrued and unpaid wages, legal fees and damages.  The Company has filed its Answer.  Plaintiff filed a Motion for Summary Judgment on March 14, 2019, on her statutory claim for unpaid wages and on her claim for breach of employment contract.  The motion has been fully briefed.  On May 13, 2020, plaintiff’s motion for summary judgment as to the personal liability of corporate officers of ESSI and Ga-Du under the Washington Wage Rebate Act was Granted. Corporate officers of ESSI and its subsidiary Ga-Du are jointly and severally liable (along with ESSI and its wholly-owned subsidiary Ga-Du) for $240,000 in unpaid wages, another $240,000 in exemplary damages, attorney’s fees, and prejudgment interest. Defendants’ cross-motions regarding personal liability was denied. A total of $746,501 is reflected as a liability on the Company’s balance sheets in respect to this judgment. Subsequent to the fiscal year ended January 31, 2021, the Company’s CEO Mike Rountree commenced settlement payments to Ms. Maguire. As at the date of this report the judgement has been settled in full.

31

On February 1, 2019, the lead plaintiff, Mr. Richard Raschke, a purported shareholder of the Company, filed an amended consolidated class action complaint against the Company, the Taylors, and Mr. Gannon Giguiere in the United States District Court for the District of New Jersey (the “Class Action”). The Class Action arose out of alleged materially false and misleading statements or omissions from SEC filings and/or public statements by or on behalf of the Company. On September 22, 2020, the Court administratively terminated the case.

On November 17, 2020, the United States District Court for the District of Hawaii issued an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), approving a settlement (the “Settlement”); the Order and Final Judgment was executed by the Honorable Leslie Kobayashi and filed with the Court on December 3, 2020. Terms of the Settlement are described above.

Each of the reforms are subject to the judgement of the Ombudsman, Mr. A Carl Mudd and/or the reconstituted Board, and based on the availability of funding.

In addition to the aforementioned stipulations under the Settlement, Governance Reforms were set forth, in pertinent part, inter alia, as follows:

1.	The purchase of Directors’ and Officers’ Insurance
2.	Appointment of two new, independent Directors
3.	Creation of a board-level Governance Committee
4.	Adoption of Written Corporate Governance Guidelines and Code of Ethics
5.	Creation of an Audit Committee
6.	Enhanced Board Independence
7.	Termination of existing compensation plans – compensation plans that existed at the time of the Order have been terminated.
8.	Immediate cessation of current and future business dealings with third party stock promoters – there is not now, nor has there been dealings with third party stock promoters.
10.	Maintain the Company’s website – the Company’s website is maintained and updated
11.

Creation of an Investor Relations Officer – we will engage an investor relations officer once the company begins generating enough revenue so that Mr. Rountree is not financing the filings required by a public company

12.	Engage In-House and General Counsel – the Company has an in-house counsel and will engage general counsel as necessary
13.	Appointment of a Chief Accounting Officer – Mr. Rountree is our Chief Financial Officer
14.	Create a written Whistleblower Policy
15.	Adopt a Clawback Policy
16.	Adopt enhanced conflicts policies and practices
17.	Establish documentation of Policies and Financial Reporting Checklist
18.	Annually assess the adequacy of the Company’s internal controls
19.	Provide continuing director education and employee compliance training
20.	Establish board oversight of Company’s expenditures

Numbers 1 through 6 to date have not been implemented as there has been no revenue generated and currently the Company only has one employee.  To date, Mr. Rountree is funding the Company and there aren’t enough funds to implement all of the requirements of the Stipulation.  Mr. Mudd continues to monitor the progress of the Company.  Numbers 14 through 19 have not yet been implemented; with regard to number 20, theBoard discusses with Mr. Rountree the expenses incurred by the Company at board meetings.  Agreement calls for the above to be completed within four years; however, the implementation of each remains at the discretion, and subject to the judgement, of Mr. Mudd.  In the event that the Company does not begin to generate income, or secure financing, the Company will fail.

Of the aforementioned reforms, there has been one new independent Directors appointed, an Audit Committee has been appointed, consisting solely of Mr. Mudd, the existing compensation plans have been terminated, all dealing with third party stock promoters has ceased, the Company’s website is being maintained, and Counsel has been engaged.  The remaining reforms will be implemented and adopted as funding becomes available and the Company begins generating revenue.

At this time, Mr. Rountree, our CEO and CFO is funding the Company with his personal funds.

The complete Corporate Governance Reform Term Sheet may be found attached to the Stipulation of Settlement as Exhibit A and attached herein as Exhibit 99.2.

The Settlement additionally calls for 15% of revenue or financing raised by the Company to go toward the afore-mentioned governance reforms, along with compliance fees. To date, there haven’t been funds put aside as Mr. Rountree continues to personally fund the Company, including paying compliance fees.

32

On August 17, 2022, the Company became aware of an Order Instituting Administrative Proceedings and Notice of Hearing (the “Order”) Pursuant to Section 12(j) of the Securities Exchange Act of 1934, File No. 3-20971, issued by the Securities and Exchange Commission (the “SEC”). Under the terms of the Order, the SEC has ordered a public hearing before the SEC. The Company is required to respond to the allegations in the Order within ten (10) days of service and shall conduct a prehearing conference within fourteen (14) days of service either in person, telephonically or by other remote means. The Company filed a response as of August 26, 2022, and on October 6, 2022, pursuant to section 12(j) of the securities exchange act of 1934, the registration of the Company’s securities was revoked.

Other than as set out above, the Company knows of no material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which its director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to its interest.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our Company commenced quotation on the OTC Markets on September 14, 2010. From September 14, 2010, through May 3, 2013, our common stock was quoted on the OTC Markets under the name “Pristine Solutions, Inc.” From May 3, 2013, until February 18, 2014, our Company was quoted on the OTC Markets under the name “Eaton Scientific Systems, Inc.” From February 18, 2014, to February 2017, our common stock was quoted on the OTC Pink Markets under the name “Eco Science Solutions, Inc. and under the symbol “ESSI”; from February 2017 to May 2017 our Company was quoted on the OTCMarkets: QB under the symbol “ESSI”. During May 2017 the trading of ESSI shares on the public exchanges was suspended, and although the suspension has been lifted, a Form 15c2-11 with current information must be filed with the Financial Industry Regulatory Authority (FINRA) prior to the caveat emptor status being lifted.

On October 6, 2022, our securities were revoked along with our trading symbol. You can no longer find our symbol on the OTC Markets. We will need to apply for a new symbol, which we will request the symbol ESSI, when we file the Form 15c2-11 with FINRA. For additional information, please see information under “Item 11—Description of Registrant’s Securities to be Registered” herein. Each section is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

During the past two years, the Company has issued the following unregistered securities:

None.

Item 11. Description of Registrant’s Securities to be Registered.

We are authorized to issue “Common Stock,” and “Preferred Stock.” The total number of shares that we are authorized to issue is 700,000,000 shares. The number of shares of authorized Common Stock is 650,000,000 shares, $0.0001 par value per share. The number of shares of authorized Preferred Stock is 50,000,000, $0.001 par value per share. At July 31, 2023, there were 71 record holders of shares of Common Stock and 0 record holders of shares of Preferred Stock.

Common Stock

We are authorized to issue 650,000,000 shares of Common Stock, $0.0001 par value per share. As of January 31, 2023 and July 31, 2023, there were 53,957,572 shares issued and 52,957,572 shares outstanding.  The rights, privileges, preferences and restrictions of our Common Stock are as follows:

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter, except for the removal of directors (which requires a 2/3 vote) with or without cause is to be the act of our stockholders. Our bylaws provide that any two stockholders represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

33

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors. Our stockholders may similarly amend our by-laws by majority vote from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

34

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders or 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of April 30, 2023, we had approximately 71 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

35

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

Preferred Shares

We are authorized to issue up to 50,000,000 preferred shares with a par value of $0.001 per share. The 50,000,000 Preferred Shares have been designated as Series A Preferred Shares. As of July 31, 2023, there were no Series A Preferred Shares outstanding.  5,000,000 of the Series A Preferred Shares shall be designated as Series A Preferred Voting Shares which shall have no conversion rights, or other rights, other than voting rights. Each of the 5,000,000 shares of the Series A Preferred Voting Shares shall have voting rights equal to 3 times the issued and outstanding shares of Common Stock. Series A Preferred Voting Shares may not be transferred, sold, assigned, hypothecated, or otherwise disposed of, without first obtaining the written consent of both the majority Series A Preferred Voting Shareholders, and the Company’s CEO.

Item 12. Indemnification of Directors and Officers.

On January 28, 2021, the Company entered into an Indemnification Agreement with each of Michael Rountree, A. Carl Mudd and S. Randall Oveson where under the Company will indemnify each of the aforementioned parties in their respective positions as officers and/or directors, to the fullest extent permitted by applicable law, so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

36

Item 13. Financial Statements and Supplementary Data.

ECO SCIENCE SOLUTIONS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the three and six month periods ended July 31, 2023 and 2022

37

ECO SCIENCE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2023	January 31, 2023
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$2,381	$526
Prepaid expenses	-	14,000
Total current assets	2,381	14,526

Intangible asset	100,000	-
TOTAL ASSETS	$102,381	$14,526

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$4,048,342	$3,650,587
Related party payables	2,962,912	2,793,945
Notes payable, short-term, related party	3,361,214	3,171,979
Notes payable, current portion	2,960,118	2,610,118
Convertible note, net	1,656,213	1,656,213
Total current liabilities	14,988,799	13,882,842

Notes payable, net of current portion	-	350,000
Total liabilities	14,988,799	14,232,842

Stockholders’ deficit
Preferred stock, $0.001 par, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par, 650,000,000 shares authorized, 53,957,572 shares issued and 52,957,572 shares outstanding	5,396	5,396
Treasury stock (1,000,000 shares issued at a cost of $0.0075 per share)	(7,500)	(7,500)
Additional paid in capital, common, and deferred compensation	62,166,104	62,166,104
Accumulated deficit	(77,050,418)	(76,382,316)
Total stockholders’ deficit	(14,886,418)	(14,218,316)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$102,381	$14,526

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

38

ECO SCIENCE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Revenue	$-	$-	$-	$-

Operating Expenses
Cost of revenue
Depreciation
Legal, accounting and audit fees	66,258	31,000	86,358	51,500
Management and consulting fees	140,500	189,500	301,333	389,000
Research, development, and promotion	115,104	175,555	213,650	354,123
Office supplies and other general expenses	19,963	17,290	31,478	38,733
Total operating expenses	341,825	413,345	632,819	833,356

Net operating loss	(341,825)	(413,345)	(632,819)	(833,356)

Other income (expenses)
Interest income
Interest expense	(9,807)	(9,807)	(19,296)	(19,296)
Interest expense, related parties	(8,254)	(6,628)	(15,987)	(12,667)
Total other income (expenses)	(18,061)	(16,435)	(35,283)	(31,963)

Net loss	$(359,886)	$(429,780)	$(668,102)	$(865,319)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding - basic and diluted	52,957,572	52,957,572	52,957,572	52,957,572

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

39

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 31, 2023	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(76,382,316)	$(14,218,316)

Net Loss	-	-	-	-	-	-	-	(308,216)	(308,216)
Balance, April 30, 2023	-	-	53,957,572	5,396	(1,000,000)	(7,500)	62,166,104	(76,690,532)	(14,526,532)

Net Loss								(359,886)	(359,886)
Balance, July 31, 2023	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(77,050,418)	$(14,886,418

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 31, 2022	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(74,584,761)	$(12,420,761)

Net Loss	-	-	-	-	-	-	-	(435,539)	(435,539)
Balance, April 30, 2022	-	-	53,957,572	5,396	(1,000,000)	(7,500)	62,166,104	(75,020,300)	(12,856,300)

Net Loss								(429,780)	(429,780)
Balance, July 31, 2022	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(75,450,080)	$(13,286,080

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

40

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Six Months ended July 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(668,102)	$(865,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	14,000	-
Increase (decrease) in accounts payable and accrued expenses	397,755	343,639
Increase (decrease) in related party payables	168,967	203,667
Net cash used in operating activities	(87,380)	(318,013)

Cash Flows from Investing Activities:
Acquisition of intangible asset	(100,000)	-
Net cash used in investing activities	(100,000)	-

Cash flows from financing activities:
Advances from related party loans	189,235	318,467
Net cash provided by financing activities	189,235	318,467

Net decrease in cash	1,855	454
Cash-beginning of period	526	72
Cash-end of period	$2,381	$526

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

41

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Organization and nature of business

The Company was incorporated in the state of Nevada on December 8, 2009 under the name Pristine Solutions, Inc. On January 8, 2014, the Company changed its name from Pristine Solutions, Inc. to Eco Science Solutions, Inc.

On June 21, 2017, the Company acquired 100% of the shares of capital stock of Ga-Du Corporation (“Ga-Du”), at which time Ga-Du became a wholly owned subsidiary of the Company. Ga-Du offers a Financial Services Platform, as well as Inventory Control and Advisory Software Platforms, and Retail Inventory Control, bringing important enterprise technologies in-house and bringing ESSI an opportunity to expand the reach of its Herbo branding.

On January 28, 2021, the Company entered into an Asset Purchase Agreement with Haiku Holdings, LLC, wherein the Company purchased an enterprise software platform, coupling the Company’s consumer engagement applications and e-commerce platform to this proprietary enterprise accounting, inventory management, customer relationship management, and overall business operations, of which was developed by Haiku Holdings, LLC.  The terms of the Asset Purchase Agreement are such that ESSI shall deliver to the Seller and/or it’s assigns an aggregate of 1,500,000 shares of its restricted common stock.

On April 5, 2023, the Company and eXPO Financial Services LLC entered into a Software Acquisition Agreement (the “Software Agreement”) whereunder the Company has acquired from eXPO Financial Services all rights, title and interest to a computer program referred to as eXPO (electronic eXchange portal) for a total purchase price of $100,000 payable in installments over an eight-month period commencing April 15, 2023.

Going Concern

These unaudited consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at July 31, 2023, the Company had a working capital deficit of $14.98 million and an accumulated deficit of $77.04 million. The continuation of the Company as a going concern is dependent upon the continued financial support from its officers, directors and shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Other factors

Factors which may impact the Company’s ongoing operations include inflation, the recent war in the Ukraine, ongoing supply chain issues as a result of the recent Covid-19 pandemic, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending. The Company is unable to predict the ongoing impact of these factors on the Company’s financial operations.

The unaudited consolidated financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

42

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the three and six months ended July 31, 2023, are not necessarily indicative of the results that may be expected for the fiscal year ending January 31, 2024.

Principals of Consolidation

The consolidated financial statements include the accounts of Eco Science Solutions, Inc. and its wholly-owned subsidiary, Ga-Du Corporation. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Technology, licensing rights and software (Intangible assets)

Technology, licensing rights and software are recorded at cost and capitalized.  These costs are reviewed for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation. During the three months ended April 30, 2023 the Company acquired certain commercial software (ref: Note 3) at a cost of $100,000 which amount has been capitalized. There is no impairment expense for the intangible assets in three and six months ended July 31, 2023 and 2022.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and were $0 and $2,389 during the three and six months ended July 31, 2023 and 2022, respectively. Advertising and marketing costs include costs incurred with the marketing of our Herbo Software such as ad placement and other internet marketing efforts.

Revenue Recognition

Under ASC 606, the Company recognizes revenue from licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

43

$0 has been recognized as revenue in three and six months ended July 31, 2023 and 2022. Revenue generated under enterprise software licenses will be recorded in accordance with the terms of the individual Customer contracts.  We expect license fees will be recorded on a monthly basis over the term of the contract, activation fees will be earned upon completion of set up and installation of the enterprise software, and customization and/or professional consulting services will be earned as rendered.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred to generate revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of fees associated with the operational charges related to our Herbo enterprise software. During the three and six months ended July 31, 2023 and 2022 we incurred costs of sales of $0 with respect to the licensing of our Herbo software suite. In the case of revenue earned by our wholly owned subsidiary, proceeds allocated to our revenue interest are net of associated costs.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Convertible Debt and Beneficial Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of July 31, 2023 and January 31, 2023, $248,432 for the value of the stock settled debt for certain convertible notes is included in the “Convertible note, net” account on the balance sheet. (see Note 6).

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

44

Income Taxes

The Company follows ASC 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recently issued accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if-converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

NOTE 3 – INTANGIBLE ASSETS

On April 5, 2023, the Company and eXPO Financial Services LLC entered into a Software Acquisition Agreement (the “Software Agreement”) whereunder the Company has acquired from eXPO Financial Services all rights, title and interest to a computer program referred to as eXPO (electronic eXchange portal) for a total purchase price of $100,000 payable in installments over an eight-month period commencing April 15, 2023. A total of $14,000 reflected on the Company’s balance sheets at January 31, 2023 as prepaid deposits was immediately applied to the purchase price under the Software Agreement leaving a balance of $86,000 payable in installments over the eight-month term.  The Company capitalized the software as of the date of the agreement as intangible assets.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at July 31, 2023 and January 31, 2023 consist of the following:

	July 31, 2023	January 31, 2023
Accounts payable	$3,871,907	$3,484,448
Interest payable	159,435	140,139
Accrued other expenses	17,000	26,000
	$4,048,342	$3,650,587

Included in accounts payable above is $44,000 payable in installments with respect to certain acquired software assets (Note 3 above).

45

NOTE 5: NOTES PAYABLE

Notes payable consists of the following loans:

	Jul 31, 2023	January 31, 2023
Note 1 in fiscal year 2017 each due in three months from issuance date	$14,930	$14,930
Note 2 in fiscal year 2017 due in three months from issuance date	50,000	50,000
Note 3 in fiscal year 2017, 2018 and 2019, each due in twelve months from issuance date	2,225,500	2,225,500
Note 4 in fiscal year 2017, each due in nine months from issuance date	305,266	305,266
Note 5 in fiscal year 2019 due in nine months from issuance date	14,422	14,422
Note 6 in fiscal year 2021 due in 3 years from issuance date	350,000	350,000
Total	$2,960,118	$2,960,118
Current portion	$2,960,118	$2,610,118
Debt, long term	$-	$350,000

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$6,211	$6,211	$12,217	$12,217

Note 1:

During the fiscal year ended January 31, 2017, the Company received an accumulated amount of $14,930 from a third party. The notes bear interest at a rate of 1% per annum, and each due three months from issue date.

Interest expenses recorded in the three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$38	$38	$74	$74

	July 31, 2023	January 31, 2023
Interest payable	$1,077	$1,003
Note payable	$14,930	$14,930

Note 2:

During the fiscal year ended January 31, 2017, the Company received an amount of $50,000 from a third party. The note bears interest at a rate of 1% per annum and is due three months from issue date. As at January 31, 2018 the note became due and remained unpaid.

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$126	$126	$248	$248

46

	July 31, 2023	January 31, 2022
Interest payable	$3,376	$3,128
Note payable	$50,000	$50,000

Note 3:

During the fiscal year ended January 31, 2017, the Company received an amount of $225,000 from a third party. The note bears interest at a rate of 6% per annum and is due one year from issue date. During the fiscal year ended January 31, 2018 the Company received accumulated amounts of $1,842,500 from a third party. The notes bear interest at a rate of 6% per annum and each is due one year from issue date. During the fiscal year ended January 31, 2019 the Company received accumulated amounts of $1,420,500 from a third party. The notes bear interest at a rate of 6% per annum and each is due one year from issue date.

On March 28, 2018 this third party purchased an additional $250,000 in notes from Rountree Consulting, a company controlled by our CEO, Mr. Michael Rountree. The purchased notes bear interest at a rate of 1% per annum beginning on June 27, 2018 and are payable within thirty days’ notice of the Maturity Date.

During the fiscal year ended January 31, 2021 and 2020, the Company made cash payment of $5,000 and $7,500, respectively to the note.

On December 8, 2020, the Company cancelled One Million Five Hundred Thousand Dollars ($1,500,000) of debt of this notes under an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW. (Ref Note 13(1) - Contingencies).

On January 31, 2021, the Company and Note holder enter into a consolidation of the principal sums of prior notes (“Consolidated Note’) that were entered into between the dates of January 1, 2017, and January 31, 2021. This Consolidated Note is non-interest bearing and pursuant to a court order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW no interest accrued on any prior notes shall be payable to the note holder. The term of this Consolidated Note will be one year, and one day, and due on February 1, 2022. However, no payments shall be made toward this Note without approval from the Board of Directors.

	July 31, 2023	January 31, 2023
Note payable	$2,225,500	$2,225,500

Note 4:

During the year ended January 31, 2019, the Company received accumulated amount of $305,266 from a third party. The notes bear interest at a rate of 1% per annum, and due nine months from issue date.

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$717	$717	$1,410	$1,410

	July 31, 2023	January 31, 2023
Interest payable	$14,252	$12,842
Note payable	$305,266	$305,266

47

Note 5:

On September 12, 2018 the Company received amount of $14,422 from a third party. The notes bear interest at a rate of 1% per annum, and due nine months from issue date.

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$37	$37	$72	$72

	July 31, 2023	January 31, 2023
Interest payable	$705	$633
Note payable	$14,422	$14,422

Note 6:

On December 8, 2020, the Company entered into a Promissory Note in the amount of $350,000 with Robbins LLP, pursuant to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.). The note bear interest at a rate of 6% per annum, and due in three years from issue date.

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$5,293	$5,293	$10,413	$10,413

	July 31, 2023	January 31, 2023
Interest payable	$55,520	$45,107
Note payable	$350,000	$350,000

NOTE 6: CONVERTIBLE NOTE PAYABLE

During October 2017, the Company entered into a convertible note for a total of $1,407,781 bearing interest at 1% per annum, beginning on November 1, 2017, and payable each 120 days as to any outstanding balance.  On November 1, 2018, the Maturity Date, the Lender has the option to:

(a)

Convert the $1,407,781 Debt, plus accrued interest, into shares of Eco Science Solutions, Inc. Common Stock, at the rate of 15% discount to the closing price on the day of lender’s conversion request, per share; or

(b)	Lender may demand full payment of $1,407,781 or any unpaid balance of the original debt, plus accrued interest from the Company.

The note has a conversion feature with a fixed discount to the trading price of the underlying common stock and therefore, the potential for the convertible note to become stock settled debt.  The note allows the holder to convert the debt to shares of common stock at a 15% discount to the closing price of the Company’s common stock at the lender’s request. Therefore, upon review of the applicable guidance contained in FASB Codification 2730.15 through 2730.17, given that the note has a principal balance of $1,407,781, the holder will always be able to convert the note into $1,656,213 of principal.  The debt discount determined as of the date of note of $248,432 was amortized over the one-year term of the convertible note payable.

48

As at the date of this report, the Lender has not made a demand for payment and the note is in default.

At July 31, 2023 and January 31, 2023, convertible note payable consisted of the following:

	July 31, 2023	January 31, 2023
Principal amount	$1,407,781	$1,407,781
Liability on stock settled debt	248,432	248,432
Convertible notes payable, net	$1,656,213	$1,656,213

Interest expenses recorded in three and six months ended July 31, 2023 and 2022 is as follows:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Interest expenses	$3,598	$3,598	$7,079	$7,079

	July 31, 2023	January 31, 2022
Interest payable	$82,082	$75,003

NOTE 7: RELATED PARTY TRANSACTIONS

As of July 31, 2023 and January 31, 2023, related parties and former related parties are due a total of $6,154,236 and $5,965,924, respectively:

	July 31, 2023	January 31, 2023
Related party payables (1)(2)(3)(4)(5)(6)	$2,962,912	$2,793,945
Notes payable (1)(3)(4)	3,361,214	3,171,979
Total related party transactions	$6,324,126	$5,965,924

Services provided from related parties and former related parties:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Mr. Jeffery Taylor (1)(a)	$-	$28,750	$9,584	$57,500
Mr. Don Lee Taylor (1)(a)	-	26,250	8,750	52,500
Ms. Meredith Rountree (2b)	-	22,500	-	45,000
Ms. Jennifer Taylor (2a)	-	9,000	-	18,000
Mr. Michael Rountree (3)(a)	62,500	62,500	125,000	125,000
	$62,500	$149,000	$143,334	$298,000

49

Interest expenses due to related parties and former related parties:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Mr. Don Lee Taylor (1)(b)	$33	$33	$65	$65
Mr. Michael Rountree (3)(b)	7,792	6,166	15,079	11,759
Mr. Lewis (4)	429	429	843	843
	$8,254	$6,628	$15,987	$12,667

(1)

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer and President of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On January 11, 2016, Mr. Jeffery Taylor was appointed Secretary and to the Board of Directors and Mr. Don Taylor was appointed to the Board of Directors. On December 8, 2020, Jeffery Taylor resigned his position as Chairman of the Board, Don Taylor resigned his positions as CFO and a Member of the Board of Directors and accepted a role as Director of Festivals. On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective as of January 31, 2021.  On January 17, 2023, the Company accepted the resignation of Mr. Don Taylor as Director of Festivals and Mr. Jeffery Taylor as Director, President and Secretary.  Concurrent with the resignations of Mr. Jeffery Taylor and Mr. Don Taylor the Company agreed to accrue fees under their respective employment agreements through the end of February 2023, after which the Company shall incur no further expense.

(a) Employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor

On December 21, 2015, the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one-year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal instalments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. The contracts were formally terminated with an effective date of February 28, 2023 for each of Mr. Don and Mr. Jeffery Taylor.

During the six months ended July 31, 2023 and 2022, the company paid $15,000 and $45,000, respectively, to Mr. Jeffery Taylor and $0 and $42,000, respectively, to Mr. Don Lee Taylor.  On July 31, 2023 there was a total of $44,721 owing to Mr. Jeffery Taylor (January 31, 2023 - $50,137) and $426,450 to Mr. Don Lee Taylor (January 31, 2023 - $417,700), respectively, in accrued and unpaid salary under the terms of their employment agreements.

(b) Note payable

On February 17, 2016, the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the fiscal year ended January 31, 2017, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2019, the company repaid $5,000 to Mr. Jeffery Taylor and $2,000 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2020, the company repaid $10,000 to Mr. Jeffery Taylor and $0 to Mr. Don Lee Taylor.  As at July 31 2023 and January 31, 2023, there was a total of $0 owing to Mr. Jeffery Taylor, and $13,000 to Mr. Don Lee Taylor.

(2a)

For three and six months ended July 31, 2023, the Company was invoiced a total of $0 as consulting services by Ms. Jennifer Taylor, sister of the Company’s officers and directors. For three and six months ended July 31, 2022, the Company was invoiced a total of $9,000 and $18,000, respectively. On July 31, 2023 and January 31, 2023 there was a total of $166,000 in accrued and unpaid consulting fees.

(2b)

For three and six months ended July 31, 2023 the Company was invoiced a total of $0, as consulting services included in research and development by Ms. Meredith Rountree, sister of the Company’s officers and directors. For three and six months ended July 31, 2022, the Company was invoiced a total of $22,500 and $45,000, respectively On July 31, 2023 and January 31, 2023 there was a total of $161,250 in accrued and unpaid consulting fees.

50

(3)

(a) Employment agreement/Executive Employment Agreement with Michael Rountree

On June 21, 2017, the Company entered into an employment agreement with Michael Rountree whereby Mr. Rountree agreed to serve as the Company’s Chief Operating Officer for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Rountree has a base salary at an annual rate of $120,000.  The Board shall review the Base Salary on an annual basis and may, but is not required to, make upward adjustments from time to time. On December 8, 2020, Michael Rountree was appointed interim CFO and Treasurer.

On January 28, 2021, as amended March 1, 2021, the Company entered into an Executive Employment Agreement (“Agreement”), effective January 31, 2021, with Michael Rountree, the Company’s current Chief Operating Officer. Michael will serve as the Chief Executive Officer, as well as the Chief Financial Officer.  The term of the Agreement is for three years.  Mr. Rountree shall be entitled to the amount of $250,000 per year (the “Base Salary”), which amount shall accrue, until such time as the Company has sufficient resources to remit regular payments. The Agreement provides for certain additional terms and conditions based upon the Company achieving certain financial thresholds.  The Executive’s base salary may not be decreased during the Employment Term other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives of the Company, or if the duties of the Executive are materially changed.

We recorded $62,500 and $125,000 as fees in the three and six months ended July 31, 2023 and 2022 under the terms of this agreement, all of which remains unpaid. As at July 31, 2023 there was a total of $1,065,000 (January 31, 2023 - $940,000) in accrued and unpaid salary under the terms of the employment agreement.

In addition, during the six months ended July 31, 2023 and 2022, Mr. Rountree funded a total accumulated amount of $24,646 and $24,998, respectively, for the Company’s expenses. As at July 31, 2023, Mr. Rountree was owed total expenses of $281,982 (January 31, 2023 - $257,336).

(b) Note payable with Rountree Consulting, a company controlled by Mr. Rountree

During the year ended January 31, 2019, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $379,319.

During the fiscal year ended January 31, 2020 the Company issued promissory notes to Rountree Consulting in the accumulated amount of $805,901.

During the fiscal year ended January 31, 2021, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $395,325. On January 28, 2021, the Company entered into a Debt Settlement and Share Purchase Agreement with Rountree Consulting, Inc., owned by The Rountree Trust, wherein Rountree Consulting, Inc. has agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $0.50 per share in settlement of a portion, in the amount of $250,000 of the total debt owed to Rountree Consulting, Inc. by the Company.

During the fiscal year ended January 31, 2022, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $1,033,131.

During the fiscal year ended January 31, 2023, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $694,874.

During the six months ended July 31, 2023, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $189,235.

These notes bear interest at a rate of 1% per annum, each is due nine months from issue date.

51

(4)

(a) Employment agreement with L. John Lewis

On June 21, 2017, Ga-Du entered into an employment agreement with L. John Lewis whereby Mr. Lewis accepted employment as Chief Executive Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Lewis has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On July 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement (January 31, 2023 - $240,000).

(b) Note payable

During the three months ended April 30, 2018, Mr. Lewis paid $175,000 to third parties on behalf of the Company which amount has been recorded in Accounts payable – related parties.

On July 31, 2018, the Company issued promissory notes to Mr. Lewis to convert the payable amount to a note payable in the amount of $170,000. The notes bear interest at a rate of 1% per annum, each is due nine month from issue date and all notes are currently in default.

(5)

On June 21, 2017, Ga-Du Corporation, a wholly owned subsidiary of Eco Science Solutions Inc. entered into an employment agreement with S. Randall Oveson whereby Mr. Oveson accepted employment as Chief Operating Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Oveson has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On July 31, 2023 and January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement.

(6)

On June 21, 2017, Ga-Du entered into a consulting agreement with Andy Tucker, whereby Mr. Tucker will provide services to the Cannabis industry under development by the Company, as well as act as an advisor to various State regulators concerning the Cannabis industry for two years unless terminated earlier in accordance with the agreement. During the period of the agreement, Mr. Tucker has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. As at July 31, 2023 and January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement.  Mr. Tucker holds approximately 10.29% of the Company’s issued and outstanding shares.

(7)

On January 28, 2021, the Company entered into an Indemnification Agreement with each of Michael Rountree, A. Carl Mudd and S. Randall Oveson where under the Company will indemnify each of the aforementioned parties in their respective positions as officers and/or directors, to the fullest extent permitted by applicable law, so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

NOTE 8: CAPITAL STOCK

Common Stock

The total number of authorized shares of common stock that may be issued by the Company is 650,000,000 shares with a par value of $0.0001.

As of July 31, 2023 and January 31, 2023, there were 53,957,572 shares issued and 52,957,572 shares outstanding.

Series A Voting Preferred Shares

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

As of July 31, 2023 and January 31, 2023, no Series A Voting Preferred Shares were issued.

52

NOTE 9: COMMITMENTS this part not updated yet

(d)

On July 21, 2017, we entered into a Sublease commencing August 1, 2017 and terminating the earlier of (a) March 31, 2020, or (b) the date this sublease is terminated by sub landlord upon the occurrence of an event of default, the sublease covers a total of 6,120 square feet of office space. Monthly base rent for the period September 1, 2017 to July 31, 2018 is $14,535, and the first month of rent is free of charge. In the second year the monthly base rent increases to $15,173.  In the third year the monthly base rent increases to $15,810.  The Company has remitted a security deposit in the amount of $15,810 in respect of this sublease.  The Company has passed on recording the deferred rent relative to the one free month of rent contained within the lease as it has been determined to be immaterial. During the period ended April 30, 2018 the Company accrued rent in respect to this sublease for the months of March and April 2018 including applicable operating costs.  Subsequent to October 31, 2018 the Company has abandoned the space without payment or further accruals, and the lease has been effectively terminated. After deduction of the Security deposit, a balance of $21,051 remains due and payable at July 31, 2023 and January 31, 2023.

(e)

The Company has entered into verbal agreements with Take2L, an arm’s length third party, to develop and service our current technology platform in consideration for certain fees as invoiced monthly. On September 1, 2018, Take2L invoiced $350,000 to the Company in respect of the ongoing development of software to support our platform. At April 30, 2023 and January 31, 2023 Take2L had invoiced the Company a cumulative total of $1,328,810, including the original $350,000, of which at April 30, 2023 the Company has paid a total of $327,500 towards the outstanding balance payable. In each of the three and six months ended July 31, 2023 and 2022 the Company paid $0 and $30,000 respectively.

As at July 31, 2023 and January 31, 2023 an amount of $1,001,310 remained due and payable to Take 2L in respect to invoices issued for services rendered.  The Company has been unable to settle these invoices as they have come due. Take 2L has had a long working relationship with our Chief Operating Officer, Mr. Rountree, and with regard to other business; Take 2L has no relationship with the Company other than as a provider of services to the Company and does not hold any shares in the Company. Take 2L has continued to provide the Company essential services during the shortfall in funds to meet operational overhead as it comes due and it is expected these accounts will be settled in full as soon as resources become available.

(f)

As a result of an Order and Final Judgment signed by the Honorable Leslie Kobayashi and filed with the United States District Court for the District of Hawaii on December 3, 2020 with respect to the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), the Company and Plaintiffs undertook certain actions including the cancelation of certain shareholdings by various parties, the cancelation of certain debt by certain Plaintiffs, the settlement of certain legal fees by way of issuance of shares of common stock, the reconstitution of the board and the appointment of an Ombudsman, the Company for a term of four (4) years from the settlement date. Among other commitments, the Company agreed as resources are available to implement certain Governance Reforms in two phases, including but not limited to the following:

-	Appointment of two new independent directors to the Company’s board of directors
-	Appointment of an Ombudsman
-	Binding of Directors and Officers’ Insurance
-	Creation of a Board level governance committee
-	Adoption of written corporate guidelines and a code of ethics
-	Creation of an audit committee
-	Creation of an investor relations officer
-	Retention of In-house Counsel
-	Appointment of several additional positions including a CAO and enhancement of Board independence;
-	Implementation of additional policies and practices.

53

Further, the Company undertakes to dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).  These minimum contributions may be adjusted upward as deemed necessary and appropriate by the Ombudsman.

(g)

On December 23, 2020, the Company entered into a Board Advisory Agreement in which Mr. Carl Mudd agreed to serve as the Chairman of the Board of Directors of the Company (the “Board”) and as Ombudsman for the Company pursuant to both Rule 53 of the Federal Rules of Civil Procedure, and to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.) (the “Stipulation of Order”).

As consideration for his service, in addition to receiving two million five hundred thousand (2,500,000) restricted shares of the Company’s common stock, he will receive an advisory fee of Ten Thousand Dollars ($10,000) per month, commencing December 24, 2020. Half of the monthly advisory fee ($5,000) must be paid to Mr. Mudd, while the other half of the advisory fee may be accrued on a monthly basis until the Company has closed a bona fide third-party debt and/or equity financing of at least eight hundred thousand dollars ($800,000). As at July 31, 2023 Mr. Mudd was owed $310,000 which is comprised of $30,000 for each of the three months ended April 30, 2023 and July 31, 2023, $120,000 for each of the years ended January 2023 and 2022 and $10,000 for fiscal year 2021.

The term of this Agreement shall be four (4) years or as set forth in the Stipulation of Order. This Agreement may be terminated by either party upon thirty (30) days’ notice for material breach. If the caveat emptor symbol affixed to the Company is not removed by the OTC Marketplace by February 28, 2021, that shall constitute a material breach under this Section. In addition, this Agreement shall terminate in the event of the resignation of Advisor from the Board.

NOTE 10: SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

54

ECO SCIENCE SOLUTIONS, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended January 31, 2023 and 2022

55

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Eco Science Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eco Science Solutions, Inc. as of January 31, 2023 and 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

 Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2016

Lakewood, CO

August 4, 2023

56

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	January 31, 2023	January 31, 2022

ASSETS
Current assets
Cash	$526	$72
Prepaid expenses	14,000	-
Total current assets	14,526	72

TOTAL ASSETS	$14,526	$72

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$3,650,587	$3,053,417
Related party payables	2,793,945	2,273,980
Notes payable, short-term, related party	3,171,979	2,477,105
Notes payable, current portion	2,610,118	2,610,118
Convertible note, net	1,656,213	1,656,213
Total current liabilities	13,882,842	12,070,833

Notes payable, net of current portion	350,000	350,000
Total liabilities	14,232,842	12,420,833

Stockholders’ deficit
Preferred stock, $0.001 par, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par, 650,000,000 shares authorized, 53,957,572 shares issued and 52,957,572 outstanding	5,396	5,396
Treasury stock (1,000,000 shares issued at a cost of $0.0075 per share)	(7,500)	(7,500)
Additional paid in capital, common, and deferred compensation	62,166,104	62,166,104
Accumulated deficit	(76,382,316)	(74,584,761)
Total stockholders’ deficit	(14,218,316)	(12,420,761)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,526	$72

The accompanying notes are an integral part of these audited consolidated financial statements

57

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended January 31,
	2023	2022

Revenue	$-	$12,732
Total revenue	-	12,732

Operating expenses:
Cost of revenue	-	26,546
Legal, accounting and audit fees	128,140	124,487
Management and consulting fees	768,000	817,750
Research, development, and promotion	781,782	326,758
Office supplies and other general expenses	53,487	35,331
Total operating expenses	1,731,409	1,330,872

Net operating loss	(1,731,409)	(1,318,140)

Other income (expenses)
Interest expense	(38,909)	(38,928)
Interest expense, related parties	(27,237)	(16,441)
Litigation fees	-	(56,853)
Total other income (expenses)	(66,146)	(112,222)

Net loss	$(1,797,555)	(1,430,362)

Net loss per common share - basic and diluted	$(0.03)	(0.03)

Weighted average common shares outstanding - basic and diluted	52,957,572	52,957,572

The accompanying notes are an integral part of these audited consolidated financial statements

58

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 31, 2021	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(73,154,399)	$(10,990,399)

Net loss	-	-	-	-	-	-	-	(1,430,362)	(1,430,362)
Balance, January 31, 2022	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(74,584,761)	$(12,420,761)

Net Loss	-	-	-	-	-	-	-	(1,797,555)	(1,797,555)
Balance, January 31, 2023	-	$-	53,957,572	$5,396	(1,000,000)	$(7,500)	$62,166,104	$(76,382,316)	$(14,218,316)

The accompanying notes are an integral part of these audited consolidated financial statements

59

ECO SCIENCE SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year January 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,797,555)	$(1,430,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(14,000)	-
Increase (decrease) in accounts payable and accrued expenses	518,420	(119,974)
Increase (decrease) in related party payables	598,715	512,370
Net cash used in operating activities	(694,420)	(1,037,966)

Cash Flows from Investing Activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Advances from related party loans	694,874	1,033,131
Net cash provided by financing activities	694,874	1,033,131

Net decrease in cash	454	(4,835)
Cash-beginning of period	72	4,907
Cash-end of period	$526	$72

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these audited consolidated financial statements

60

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Organization and nature of business

The Company was incorporated in the state of Nevada on December 8, 2009 under the name Pristine Solutions, Inc. On January 8, 2014, the Company changed its name from Pristine Solutions, Inc. to Eco Science Solutions, Inc.

On June 21, 2017, the Company acquired 100% of the shares of capital stock of Ga-Du Corporation (“Ga-Du”), at which time Ga-Du became a wholly owned subsidiary of the Company. Ga-Du offers a Financial Services Platform, as well as Inventory Control and Advisory Software Platforms, and Retail Inventory Control, bringing important enterprise technologies in-house and bringing ESSI an opportunity to expand the reach of its Herbo branding.

On January 28, 2021, the Company entered into an Asset Purchase Agreement with Haiku Holdings, LLC, wherein the Company purchased an enterprise software platform, coupling the Company’s consumer engagement applications and e-commerce platform to this proprietary enterprise accounting, inventory management, customer relationship management, and overall business operations, of which was developed by Haiku Holdings, LLC.  The terms of the Asset Purchase Agreement are such that ESSI shall deliver to the Seller and/or it’s assigns an aggregate of 1,500,000 shares of its restricted common stock.

Going Concern

These audited consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at January 31, 2023, the Company had a working capital deficit of $14 million and an accumulated deficit of $76 million. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Other factors

Factors which may impact the Company’s ongoing operations include inflation, the recent war in the Ukraine, ongoing supply chain issues as a result of the recent Covid-19 pandemic, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending. The Company is unable to predict the ongoing impact of these factors on the Company’s financial operations.

The audited consolidated financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the consolidated financial statements. Certain reclassifications have been made to the prior period’s consolidated financial statements to conform to the current period’s presentation.

61

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Principals of Consolidation

The consolidated financial statements include the accounts of Eco Science Solutions, Inc. and its wholly-owned subsidiary, Ga-Du Corporation. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Technology, licensing rights and software (Intangible assets)

Technology, licensing rights and software are recorded at cost and capitalized.  These costs are reviewed for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation. There is no impairment expense for the intangible assets in fiscal years ended January 31, 2023 and 2022.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and were $2,550 and $7,834 during the fiscal years ended January 31, 2023 and 2022, respectively. Advertising and marketing costs include costs incurred with the marketing of our Herbo Software such as ad placement and other internet marketing efforts.

Revenue Recognition

Under ASC 606, the Company recognizes revenue from licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

$0 has been recognized as revenue in the fiscal year ended January 31, 2023 and $12,732 revenue in the fiscal year ended January 31, 2022, respectively. Revenue generated under enterprise software licenses will be recorded in accordance with the terms of the individual Customer contracts.  We expect license fees will be recorded on a monthly basis over the term of the contract, activation fees will be earned upon completion of set up and installation of the enterprise software, and customization and/or professional consulting services will be earned as rendered.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred to generate revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of fees associated with the operational charges related to our Herbo enterprise software. During fiscal 2023 and 2022 we incurred costs of sales of $0 and $26,546, respectively with respect to the licensing of our Herbo software suite. In the case of revenue earned by our wholly owned subsidiary, proceeds allocated to our revenue interest are net of associated costs.

62

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Convertible Debt and Beneficial Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of January 31, 2023 and 2022, $248,432 for the value of the stock settled debt for certain convertible notes is included in the Convertible note, net account under balance sheet. (see Note 5).

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

The Company follows ASC 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recently issued accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if-converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

63

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at January 31, 2023 and January 31, 2022 consist of the following:

	January 31, 2023	January 31, 2022
Accounts payable	$3,484,448	$2,842,208
Payroll liabilities	-	60,980
Interest payable	140,139	101,229
Accrued other expenses	26,000	49,000
	$3,650,587	$3,053,417

NOTE 4: NOTES PAYABLE

Note payable consists of the following loans:

	January 31, 2023	January 31, 2022
Note 1 in fiscal year 2017 each due in three months from issuance date	$14,930	$14,930
Note 2 in fiscal year 2017 due in three months from issuance date	50,000	50,000
Note 3 in fiscal year 2017, 2018 and 2019, each due in twelve months from issuance date	2,225,500	2,225,500
Note 4 in fiscal year 2017, each due in nine months from issuance date	305,266	305,266
Note 5 in fiscal year 2019 due in nine months from issuance date	14,422	14,422
Note 6 in fiscal year 2021 due in 3 years from issuance date	350,000	350,000
Total	$2,960,118	$2,960,118
Current portion	$2,610,118	$2,610,118
Debt, long term	$350,000	$350,000

Interest expenses for above notes recorded in the fiscal years ended January 31, 2022 and 2021 is as follows:

	For the Years Ended January 31,
	2022	2021
Interest expenses	$24,637	$24,655

Note 1:

During the fiscal year ended January 31, 2017, the Company received an accumulated amount of $14,930 from a third party. The notes bear interest at a rate of 1% per annum, and each due three months from issue date.

Interest expenses recorded in years ended January 31, 2023 and 2022 is as follows:

	For the Years Ended January 31,
	2023	2022
Interest expense	$149	$150

	January 31, 2023	January 31, 2022
Interest payable	$1,003	$854
Note payable	$14,930	$14,930

64

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2:

During the fiscal year ended January 31, 2017, the Company received an amount of $50,000 from a third party. The note bears interest at a rate of 1% per annum and is due three months from issue date. As at January 31, 2018 the note became due and remained unpaid.

Interest expenses recorded in years ended January 31, 2023 and 2022 is as follows:

	For the Years Ended January 31,
	2023	2022
Interest expense	$501	$500

	January 31, 2023	January 31, 2022
Interest payable	$3,128	$2,627
Note payable	$50,000	$50,000

Note 3:

During the fiscal year ended January 31, 2017, the Company received an amount of $225,000 from a third party. The note bears interest at a rate of 6% per annum and is due one year from issue date. During the fiscal year ended January 31, 2018 the Company received accumulated amounts of $1,842,500 from a third party. The notes bear interest at a rate of 6% per annum and each is due one year from issue date. During the fiscal year ended January 31, 2019 the Company received accumulated amounts of $1,420,500 from a third party. The notes bear interest at a rate of 6% per annum and each is due one year from issue date.

On March 28, 2018 this third party purchased an additional $250,000 in notes from Rountree Consulting, a company controlled by our CEO, Mr. Michael Rountree. The purchased notes bear interest at a rate of 1% per annum beginning on June 27, 2018 and are payable within thirty days’ notice of the Maturity Date.

During the fiscal year ended January 31, 2021 and 2020, the Company made cash payment of $5,000 and $7,500, respectively to the note.

On December 8, 2020, the Company cancelled One Million Five Hundred Thousand Dollars ($1,500,000) of debt of this notes under an order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW. (Ref Note 13(1) - Contingencies).

On January 31, 2021, the Company and Note holder enter into a consolidation of the principal sums of prior notes (“Consolidated Note’) that were entered into between the dates of January 1, 2017, and January 31, 2021. This Consolidated Note is non-interest bearing and pursuant to a court order in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW no interest accrued on any prior notes shall be payable to the note holder. The term of this Consolidated Note will be one year, and one day, and due on February 1, 2022. However, no payments shall be made toward this Note without approval from the Board of Directors.

	January 31, 2023	January 31, 2022
Note payable	$2,225,500	$2,225,500

65

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4:

During the year ended January 31, 2019, the Company received an accumulated amount of $305,266 from a third party. The notes bear interest at a rate of 1% per annum, and due nine months from issue date.

Interest expenses recorded in years ended January 31, 2023 and 2022 is as follows:

	For the Years Ended January 31,
	2023	2022
Interest expense	$2,843	$2,843

	January 31, 2023	January 31, 2022
Interest payable	$12,842	$9,999
Note payable	$305,266	$305,266

Note 5:

On September 12, 2018 the Company received amount of $14,422 from a third party. The notes bear interest at a rate of 1% per annum, and due nine months from issue date.

Interest expenses recorded in years ended January 31, 2023 and 2022 is as follows:

	For the Years Ended January 31,
	2023	2022
Interest expense	$144	$161

	January 31, 2023	January 31, 2022
Interest payable	$633	$489
Note payable	$14,422	$14,422

Note 6:

On December 8, 2020, the Company entered into a Promissory Note in the amount of $350,000 with Robbins LLP, pursuant to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.). The note bear interest at a rate of 6% per annum, and due in three years from issue date.

Interest expenses recorded in years ended January 31, 2023 and 2022 is as follows:

	For the Years Ended January 31,
	2023	2022
Interest expense	$21,000	$21,000

	January 31, 2023	January 31, 2022
Interest payable	$45,107	$24,107
Note payable	$350,000	$350,000

66

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: CONVERTIBLE NOTE PAYABLE

During October 2017, the Company entered into a convertible note for a total of $1,407,781 bearing interest at 1% per annum, beginning on November 1, 2017, and payable each 120 days as to any outstanding balance.  On November 1, 2018, the Maturity Date, the Lender has the option to:

(a)

Convert the $1,407,781 Debt, plus accrued interest, into shares of Eco Science Solutions, Inc. Common Stock, at the rate of 15% discount to the closing price on the day of lender’s conversion request, per share; or

(b)	Lender may demand full payment of $1,407,781 or any unpaid balance of the original debt, plus accrued interest from the Company.

The note has a conversion feature with a fixed discount to the trading price of the underlying common stock and therefore, the potential for the convertible note to become stock settled debt.  The note allows the holder to convert the debt to shares of common stock at a 15% discount to the closing price of the Company’s common stock at the lender’s request. Therefore, upon review of the applicable guidance contained in FASB Codification 2730.15 through 2730.17, given that the note has a principal balance of $1,407,781, the holder will always be able to convert the note into $1,656,213 of principal.  The debt discount determined as of the date of note of $248,432 was amortized over the one-year term of the convertible note payable.

As at the date of this report, the Lender has not made a demand for payment and the note is in default.

At January 31, 2023 and 2022, convertible note payable consisted of the following:

	January 31, 2023	January 31, 2022
Principal amount	$1,407,781	$1,407,781
Liability from stock settled debt	248,432	248,432
Convertible notes payable, net	$1,656,213	$1,656,213

Interest expenses recorded in fiscal years ended January 31, 2023 and 2022 is as follows:

	For the fiscal years Ended January 31,
	2023	2022
Interest expense	$14,273	$14,273

NOTE 6: RELATED PARTY TRANSACTIONS

As of January 31, 2023 and January 31, 2022, related parties and former related parties are due a total of $5,965,924 and $4,751,085, respectively:

	January 31, 2023	January 31, 2022
Related party payables (1)(2)(3)(4)(5)(6)	$2,793,945	$2,273,980
Notes payable (1)(3)(4)	3,171,979	2,477,105
Total related party transactions	$5,965,924	$4,751,085

Services provided from related parties and former related parties:

	For Fiscal Years Ended January 31,
	2023	2022
Mr. Jeffery Taylor (1)(a)	$115,000	$115,000
Mr. Don Lee Taylor (1)(a)	105,000	105,000
Ms. Jennifer Taylor (2)(a)	36,000	36,000
Ms. Meredith Rountree (2)(b)	82,500	90,000
Mr. Michael Rountree (3)(a)	250,000	250,000
	$588,500	$596,000

67

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Interest expenses due to related parties and former related parties:

	For Fiscal Years Ended January 31,
	2023	2022
Mr. Don Lee Taylor (1)(b)	$130	$130
Mr. Michael Rountree (3)(b)	25,407	14,611
Mr. Lewis (4)	1,700	1,700
	$27,237	$16,441

Revenue from former related parties:

	For Fiscal Years Ended January 31,
	2023	2022
Greenfield Groves Inc.	$-	$12,732

(1)

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer and President of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On January 11, 2016, Mr. Jeffery Taylor was appointed Secretary and to the Board of Directors and Mr. Don Taylor was appointed to the Board of Directors. On December 8, 2020, Jeffery Taylor resigned his position as Chairman of the Board, Don Taylor resigned his positions as CFO and a Member of the Board of Directors and accepted a role as Director of Festivals. On January 28, 2021, the Board of Directors accepted the resignation of Jeffery Taylor as Chief Executive Officer, effective as of January 31, 2021.  On January 17, 2023, the Company accepted the resignation of Mr. Don Taylor as Director of Festivals and Mr. Jeffery Taylor as Director, President and Secretary.  Concurrent with the resignations of Mr. Jeffery Taylor and Mr. Don Taylor the Company agreed to accrue fees under their respective employment agreements through the end of February 2023, after which the Company shall incur no further expense.

(a) Employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor

On December 21, 2015, the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one-year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal instalments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. During the fiscal year ended January 31, 2023, the company paid $90,000 (2022 - $123,000) to Mr. Jeffery Taylor and $56,000 (2022- $33,000) to Mr. Don Lee Taylor.  As at January 31, 2023 there was a total of $50,137 owing to Mr. Jeffery Taylor (January 31, 2022 - $25,137) and $417,700 to Mr. Don Lee Taylor (January 31, 2022 - $368,700), respectively, in accrued and unpaid salary under the terms of the employment agreement.

68

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(b) Note payable

On February 17, 2016, the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the fiscal year ended January 31, 2017, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2019, the company repaid $5,000 to Mr. Jeffery Taylor and $2,000 to Mr. Don Lee Taylor. During the fiscal year ended January 31, 2020, the company repaid $10,000 to Mr. Jeffery Taylor and $0 to Mr. Don Lee Taylor.  As at January 31, 2023 there was a total of $0 owing to Mr. Jeffery Taylor (January 31, 2022 - $0) and $13,000 to Mr. Don Lee Taylor (January 31, 2022 - $13,000), respectively.

(2a)

For the years ended January 31, 2023 and 2022, the Company was invoiced a total of $36,000 as consulting services by Ms. Jennifer Taylor, sister of the Company’s former officers and directors. On January 31, 2023 there was a total of $166,000 in accrued and unpaid (January 31, 2022 - $130,000) consulting fees.

(2b)

For the years ended January 31, 2023 and 2022, the Company was invoiced a total of $82,500 and $90,000, respectively, as consulting services included in research and development by Ms. Meredith Rountree, sister of the Company’s officers and directors. On January 31, 2023 there was a total of $161,250 (January 31, 2022 - $78,750) in accrued and unpaid consulting fees.

(3)

(a) Employment agreement/Executive Employment Agreement with Michael Rountree

On June 21, 2017, the Company entered into an employment agreement with Michael Rountree whereby Mr. Rountree agreed to serve as the Company’s Chief Operating Officer for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Rountree has a base salary at an annual rate of $120,000.  The Board shall review the Base Salary on an annual basis and may, but is not required to, make upward adjustments from time to time. On December 8, 2020, Michael Rountree was appointed interim CFO and Treasurer.

On January 28, 2021, as amended March 1, 2021, the Company entered into an Executive Employment Agreement (“Agreement”), effective January 31, 2021, with Michael Rountree, the Company’s current Chief Operating Officer. Michael will serve as the Chief Executive Officer, as well as the Chief Financial Officer.  The term of the Agreement is for three years.  Mr. Rountree shall be entitled to the amount of $250,000 per year (the “Base Salary”), which amount shall accrue, until such time as the Company has sufficient resources to remit regular payments. The Agreement provides for certain additional terms and conditions based upon the Company achieving certain financial thresholds.   The Executive’s base salary may not be decreased during the Employment Term other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives of the Company, or if the duties of the Executive are materially changed.

We recorded $250,000 in fees in each of the fiscal years ended January 31, 2023 and 2022 under the terms of this agreement, all of which remains unpaid. As at January 31, 2023 there was a total of $940,000 (January 31, 2022 - $690,000) in accrued and unpaid salary under the terms of the employment agreement.

In addition, during the fiscal year that ended January 31, 2023, Mr. Rountree funded a total accumulated amount of $50,228 for the Company’s expenses (2022- $77,180). As at January 31, 2023, Mr. Rountree was owed total expenses of $257,336 (January 31, 2022 - $207,108).

(b) Note payable with Rountree Consulting, a company controlled by Mr. Rountree

During the year ended January 31, 2019, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $379,319.

During the fiscal year ended January 31, 2020 the Company issued promissory notes to Rountree Consulting in the accumulated amount of $805,901.

During the fiscal year ended January 31, 2021, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $395,325. On January 28, 2021, the Company entered into a Debt Settlement and Share Purchase Agreement with Rountree Consulting, Inc., owned by The Rountree Trust, wherein Rountree Consulting, Inc. has agreed to accept 500,000 unregistered, restricted shares of the Company’s common stock at a price of US $0.50 per share in settlement of a portion, in the amount of $250,000 of the total debt owed to Rountree Consulting, Inc. by the Company.

69

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the fiscal year ended January 31, 2022, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $1,033,131.

During the fiscal year ended January 31, 2023, the Company issued promissory notes to Rountree Consulting in the accumulated amount of $694,874.

These notes bear interest at a rate of 1% per annum, each is due nine months from issue date.

(4)

(a) Employment agreement with L. John Lewis

On June 21, 2017, Ga-Du entered into an employment agreement with L. John Lewis whereby Mr. Lewis accepted employment as Chief Executive Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Lewis has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement (January 31, 2022 - $240,000).

(b) Note payable

During the three months ended April 30, 2018, Mr. Lewis paid $175,000 to third parties on behalf of the Company which amount has been recorded in Accounts payable – related parties.

On July 31, 2018, the Company issued promissory notes to Mr. Lewis to convert the payable amount to a note payable in the amount of $170,000. The notes bear interest at a rate of 1% per annum, each is due nine month from issue date and all notes are currently in default.

(5)

On June 21, 2017, Ga-Du Corporation, a wholly owned subsidiary of Eco Science Solutions Inc. entered into an employment agreement with S. Randall Oveson whereby Mr. Oveson accepted employment as Chief Operating Officer of Ga-Du for two years unless terminated earlier in accordance with the agreement. During his period of employment, Mr. Oveson has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. On January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement (January 31, 2022 - $240,000).

(6)

On June 21, 2017, Ga-Du entered into a consulting agreement with Andy Tucker, whereby Mr. Tucker will provide services to the Cannabis industry under development by the Company, as well as act as an advisor to various State regulators concerning the Cannabis industry for two years unless terminated earlier in accordance with the agreement. During the period of the agreement, Mr. Tucker has a base salary at an annual rate of $120,000.  The employment agreement was not renewed on expiry. As at January 31, 2023 there was a total of $240,000 in accrued and unpaid salary under the terms of the employment agreement (January 31, 2022 - $240,000).  Mr. Tucker holds approximately 10.29% of the Company’s issued and outstanding shares.

(7)

On January 28, 2021, the Company entered into an Indemnification Agreement with each of Michael Rountree, A. Carl Mudd and S. Randall Oveson where under the Company will indemnify each of the aforementioned parties in their respective positions as officers and/or directors, to the fullest extent permitted by applicable law, so that he will serve, and continue to serve, the Company free from undue concern that he will not be so indemnified.

NOTE 7: CAPITAL STOCK

Common Stock

The total number of authorized shares of common stock that may be issued by the Company is 650,000,000 shares with a par value of $0.0001.

As of January 31, 2023 and 2022, there were 53,957,572 shares issued and 52,957,572 shares outstanding.

70

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series A Voting Preferred Shares

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

As of January 31, 2023 and 2022, no Series A Voting Preferred Shares were issued.

NOTE 8: COMMITMENTS

(d)

On July 21, 2017, we entered into a Sublease commencing August 1, 2017 and terminating the earlier of (a) March 31, 2020, or (b) the date this sublease is terminated by sub landlord upon the occurrence of an event of default, the sublease covers a total of 6,120 square feet of office space. Monthly base rent for the period September 1, 2017 to July 31, 2018 is $14,535, and the first month of rent is free of charge. In the second year the monthly base rent increases to $15,173.  In the third year the monthly base rent increases to $15,810.  The Company has remitted a security deposit in the amount of $15,810 in respect of this sublease.  The Company has passed on recording the deferred rent relative to the one free month of rent contained within the lease as it has been determined to be immaterial. During the period ended April 30, 2018 the Company accrued rent in respect to this sublease for the months of March and April 2018 including applicable operating costs.  Subsequent to October 31, 2018 the Company has abandoned the space without payment or further accruals, and the lease has been effectively terminated. After deduction of the Security deposit, a balance of $21,051 remains due and payable as at January 31, 2023 and 2022.

(e)

The Company has entered into verbal agreements with Take2L, an arm’s length third party, to develop and service our current technology platform in consideration for certain fees as invoiced monthly. On September 1, 2018, Take2L invoiced $350,000 to the Company in respect of the ongoing development of software to support our platform. At January 31, 2023 Take2L had invoiced the Company a cumulative total of $1,328,810, including the original $350,000, of which at January 31, 2023 the Company has paid a total of $327,500 towards the outstanding balance payable.

As at January 31, 2023 and 2022 an amount of $1,001,310 and $878,810 is due and payable to Take 2L in respect to invoices issued for services rendered.  Invoices issued in each of the years ended January 31, 2023 and 2022 totaled $240,000 and $120,000, respectively.  Payments to reduce invoice balances in each of January 31, 2023 and 2022 totaled $117,500 and $10,000, respectively. The Company has been unable to settle the balance of these invoices as they have come due. Take 2L has had a long working relationship with our Chief Operating Officer, Mr. Rountree, and with regard to other business; Take 2L has no relationship with the Company other than as a provider of services to the Company and does not hold any shares in the Company. Take 2L has continued to provide the Company essential services during the shortfall in funds to meet operational overhead as it comes due and it is expected these accounts will be settled in full as soon as resources become available.

(f)

As a result of an Order and Final Judgment signed by the Honorable Leslie Kobayashi and filed with the United States District Court for the District of Hawaii on December 3, 2020 with respect to the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.), the Company and Plaintiffs undertook certain actions including the cancelation of certain shareholdings by various parties, the cancelation of certain debt by certain Plaintiffs, the settlement of certain legal fees by way of issuance of shares of common stock, the reconstitution of the board and the appointment of an Ombudsman, the Company for a term of four (4) years from the settlement date.  Among other commitments, the Company agreed as resources are available to implement certain Governance Reforms in two phases, including but not limited to the following:

-	Appointment of two new independent directors to the Company’s board of directors
-	Appointment of an Ombudsman
-	Binding of Directors and Officers’ Insurance
-	Creation of a Board level governance committee
-	Adoption of written corporate guidelines and a code of ethics
-	Creation of an audit committee
-	Creation of an investor relations officer
-	Retention of In-house Counsel
-	Appointment of several additional positions including a CAO and enhancement of Board independence;
-	Implementation of additional policies and practices.

71

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Further, the Company undertakes to  dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).  These minimum contributions may be adjusted upward as deemed necessary and appropriate by the Ombudsman.

(g)

On December 23, 2020, the Company entered into a Board Advisory Agreement in which Mr. Carl Mudd agreed to serve as the Chairman of the Board of Directors of the Company (the “Board”) and as Ombudsman for the Company pursuant to both Rule 53 of the Federal Rules of Civil Procedure, and to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.) (the “Stipulation of Order”).

As consideration for his service, in addition to receiving two million five hundred thousand (2,500,000) restricted shares of the Company’s common stock, he will receive an advisory fee of Ten Thousand Dollars ($10,000) per month, commencing December 24, 2020. Half of the monthly advisory fee ($5,000) must be paid to Mr. Mudd, while the other half of the advisory fee may be accrued on a monthly basis until the Company has closed a bona fide third-party debt and/or equity financing of at least eight hundred thousand dollars ($800,000). As at January 31, 2023, Mr. Mudd was owed $250,000 which is comprised of $120,000 for each of the years ended January 2023 and 2022 and $10,000 for fiscal year 2021.

The term of this Agreement shall be four (4) years or as set forth in the Stipulation of Order. This Agreement may be terminated by either party upon thirty (30) days’ notice for material breach. If the caveat emptor symbol affixed to the Company is not removed by the OTC Marketplace by February 28, 2021, that shall constitute a material breach under this Section. In addition, this Agreement shall terminate in the event of the resignation of Advisor from the Board.

NOTE 9: CONTINGENCIES

In fiscal year ended January 31, 2022, all pending litigation against the Company was adjudicated, dismissed or settled and the Company recorded litigation fees of $56,853.

NOTE 10: INCOME TAXES

During the fiscal year ended January 31, 2023 and 2022, no provision for income taxes was recorded as the Company generated net operating losses.

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	2023	2022
Deferred Tax Assets:
Net operating loss carryforward	$67,000,000	$65,200,000

Total deferred tax assets	14,070,000	13,692,000

Valuation allowance	(14,070,000)	(13,692,000)

Deferred tax asset, net of valuation allowance	$-	$-

72

ECO SCIENCE SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Tax benefit at federal statutory rate	(21.0)%	(21.0)%
Valuation allowance	21.0%	21.0%
Effective Rate	0.0%	0.0%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

At January 31, 2023, the Company had approximately $67 million of federal net operating losses that may be available to offset future taxable income, At January 31, 2022, the Company had approximately $65,2 million of federal net operating losses that may be available to offset future taxable income. $43.5 million of the net operating loss carry forwards (NOL), if not utilized, will expire in 2037 for federal purposes, the remaining amount of NOL can be carried forward indefinitely.

Pursuant to the Internal Revenue Code Section 382 (“Section 382”), certain ownership changes may subject the net operating loss carryforwards (“carryforwards”) and research and development tax credit carryforwards to annual limitations which could reduce or defer the carryforwards. Section 382 imposes limitations on a corporation’s ability to utilize carryforwards if it experiences an ownership change. An ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, utilization of the carryforwards would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years. The imposition of this limitation on its ability to use the carryforwards to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such carryforwards to expire unused, reducing or eliminating the benefit of such carryforwards. The Company has not completed a Section 382 study to determine if there have been one or more ownership changes due to the costs associated with such a study. Until a study is completed and the extent of the limitations, if any, is able to be determined, no additional amounts have been written off or are being presented as an uncertain tax position.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2019 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2019.

The Company applies the provisions of ASC 740-10, Income Taxes. The Company has not recognized any liability for unrecognized tax benefits and does not believe there is any uncertainty with respect to its tax position. The Company’s policy with respect to unrecognized tax benefits is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending income tax examinations. Earlier years may be examined to the extent that tax credit or net operating loss carryforwards are used in future periods. The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision.

NOTE 11: SUBSEQUENT EVENTS

On April 5, 2023, the Company and eXPO Financial Services LLC entered into a Software Acquisition Agreement (the “Software Agreement”) whereunder the Company has acquired from eXPO Financial Services all rights, title and interest to a computer program referred to as eXPO (electronic eXchange portal) for a total purchase price of $100,000 payable in instalments over an eight-month period commencing April 15, 2023. A total of $14,000 reflected on the Company’s balance sheets at January 31, 2023 as prepaid deposits was immediately applied to the purchase price under the Software Agreement leaving a balance of $86,000 payable over the eight-month term.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

73

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes or disagreements with Accountants on accounting and financial disclosures.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements included herein:

(i)	Condensed consolidated financial statements for the three and six months ended July 31, 2023 and 2022, with notes to unaudited financial statements

(ii)	Audited Consolidated Financial statements for the fiscal years ended January 31, 2023 and 2022 and notes thereon with report of Independent Public Accounting firm;

(b)	Exhibits

Exhibit Number	Exhibit Description	Filed Previously	Filed herewith
3.1	Articles of Incorporation of Pristine Solutions Inc. (incorporated by reference to the Registrant’s registration statement on Form S-1 filed on May 4, 2010)	*
3.2	Certificate of Amendment filed with the Nevada Secretary of State on January 29, 2010. (incorporated by reference to the Registrant’s registration statement on Form S-1 filed on May 4, 2010)	*
3.3	Bylaws of Pristine Solutions Inc. (incorporated by reference to the Registrant’s registration statement on Form S-1 filed on May 4, 2010)	*
3.4

Amended Articles of Incorporation/Certificate of Amendment filed with the Nevada Secretary of State on March 7, 2012 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2012 filed April 30, 2012)

*
3.5	Articles of Exchange filed with the Nevada Secretary of State on October 31, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed November 13, 2012)	*
3.6	Certificate to accompany Restated Articles or Amended and Restated Articles (incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 4, 2013)	*
3.7	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 18, 2014)	*
3.8

Designation of Series A Voting Preferred shares filed with the Nevada Secretary of State on January 12, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed July 7, 2020)

*
4.1	Description of Securities (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed July 7, 2020)	*
10.1	Consulting Agreement with Standard Consulting LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2018 filed on November 19, 2018)	*
10.2	Trademark Licensing Agreement between the Company and Haiku Holdings LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed June 28, 2019)	*
10.3	Board Advisory Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 29, 2020)	*
10.4	Executive Employment Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 4, 2021)	*
10.5	Indemnification Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 4, 2021)	*
10.6	Debt Settlement and Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 4, 2021)	*
10.7	Asset Purchase Agreement between Eco Science Solutions and Haiku Holdings, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 4, 2021)	*
10.8	Addendum to Executive Employment Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed September 8, 2022)	*
10.9

Software Acquisition Agreement between the Company and eXPO Financial Services LLC dated April 5, 2023  (incorporated by reference to the Registrant’s Registration Statement on Form 10 filed August 17, 2023)

*
10.10	Note Assignment and Purchase Agreement (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the nine months ended October 31, 2017 filed on December 20, 2017)	*
10.11	Form of Promissory Note Rountree		*
10.12	Employment Services Agreement with Jeffery Taylor dated December 21, 2015		*
10.13	Employment Services Agreement with Don L. Taylor dated December 21, 2015		*
(23)
23.1	Consent of Independent Registered Public Accounting Firm		*
(99)
99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (incorporated by reference to the Registrant’s Current Report on Form 8-K filed October 10, 2020)	*
99.2	Stipulation of Settlement, dated September 21, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed October 10, 2020)	*
99.3

December 28, 2020 Press Release regarding Mr. Mudd’s agreement to serve as Chairman of the Board and Ombudsman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 29, 2020)

*

74

SIGNATURE

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Eco Science Solutions Inc.

Date: October 4, 2023	By:	/s/ Michael Rountree
Name: Michael Rountree
Title: Chief Executive Officer

75